UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Mercury Systems, Inc.
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Notice of 2026 Annual Meeting of Shareholders
Dear Shareholders:
The Board of Directors of Mercury Systems, Inc. invites you to attend the 2026 Annual Meeting of Shareholders. The Annual Meeting will be held on October 28, 2026, at 10:00 a.m. Eastern Time at the Company's headquarters at 50 Minuteman Road, Andover, Massachusetts 01810. The meeting is being held for the following purposes:
•To elect three Class II directors nominated by the Board of Directors, each to serve for a three-year term, and in each case until their successors are duly elected and qualified.
•To hold an advisory vote on the fiscal 2026 compensation of our named executive officers (the "say-on-pay" vote).
•To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.
•To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement of the meeting.
The first proposal relates solely to the election of three Class II directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any Mercury shareholder.
The Board of Directors has fixed the close of business on September 1, 2026 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.
Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance by contacting us at annualmeeting@mrcy.com. To attend the meeting, please note the security procedures included on page 1 of the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be held on October 28, 2026: The proxy statement and annual report to shareholders for our fiscal year ended July 3, 2026 are available at www.envisionreports.com/MRCY.

By Order of the Board of Directors

Chairman of the Board, President, and Chief Executive Officer

Andover, Massachusetts
September 17, 2026
i

EXECUTIVE SUMMARY
This executive summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Proposals and Board Recommendations

No.	Proposal Summary	Board's Voting Recommendations
1	Election of Three Class II Directors	FOR each nominee
2	Advisory Vote on Fiscal 2026 Executive Compensation ("Say-on-Pay")	FOR
3	Ratification of Appointment of Our Independent Registered Public Accounting Firm for Fiscal 2027	FOR

Cautionary Note on Forward-Looking Statements: This proxy statement contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to our focus on enhanced execution of our strategic plan. You can identify these statements by the words "may," "will," "could," "should," "would," "plans," "expects," "anticipates," "continue," "estimate," "project," "intend," "likely," "forecast," "probable," "potential," and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, cost increases, our inability to increase production and deliver products on time and with appropriate quality, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company's markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of increasingly volatile geopolitical events and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government's interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to meet contractual performance specifications, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, adverse findings in government audits or investigations, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, including the risks from heightened, persistent, and increasingly sophisticated nation-state level cyberattacks and emerging threats associated with agentic AI-enabled cyber tools, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the state law claim related to our settled federal securities class action lawsuit, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2026 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

FY26 SELECT FINANCIAL HIGHLIGHTS

Bookings ($M)

50% YOY
1,063
1,076
1,021
1,032
1,546
FY22
FY23
FY24
FY25
FY26

Revenue ($M)

8% YOY
988
974
835
912
984
FY22
FY23
FY24
FY25
FY26

We delivered record bookings, expanded backlog, stronger organic growth, higher margins, and a meaningful reduction in net debt, underscoring the continued strengthening of our financial profile in fiscal year 2026.

Backlog ($M)

38% YOY
1,038
1,140
1,326
1,405
1,945
FY22
FY23
FY24
FY25
FY26

Net Working Capital ($M)

-4% YOY
556
632
539
449
431
FY22
FY23
FY24
FY25
FY26

Net Debt ($M)

-20% YOY
386
440
411
282
227
FY22
FY23
FY24
FY25
FY26

SELECTED FINANCIAL DATA

The following table summarizes certain historical consolidated financial data, which should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this report (in thousands, except per-share data):

	FISCAL YEAR				
	2026	2025	2024	2023	2022
Statement of Operations Data					
Net revenues	$ 983,622	$ 912,020	$ 835,275	$ 973,882	$ 988,197
Income (loss) from operations	$ 280	$ (19,627)	$ (147,754)	$ (21,685)	$ 31,610
Net (loss) income	$ (29,673)	$ (37,904)	$ (137,640)	$ (28,335)	$ 11,275
Net (Loss) Earnings Per Share					
Basic	$ (0.50)	$ (0.65)	$ (2.38)	$ (0.50)	$ 0.20
Diluted	$ (0.50)	$ (0.65)	$ (2.38)	$ (0.50)	$ 0.20
Adjusted EBITDA[1]	$ 150,192	$ 119,438	$ 9,413	$ 132,253	$ 200,507
Adjusted EPS[1]	$ 1.06	$ 0.64	$ (0.69)	$ 1.00	$ 2.19

	AS OF FISCAL YEARS				
	2026	2025	2024	2023	2022
Balance Sheet Data					
Net working capital	$ 430,608	$ 448,702	$ 538,847	$ 632,191	$ 555,671
Total assets	$ 2,322,776	$ 2,434,764	$ 2,378,905	$ 2,391,367	$ 2,304,415
Long-term obligations	$ 496,793	$ 660,926	$ 671,714	$ 591,418	$ 573,303
Total shareholders' equity	$ 1,497,458	$ 1,473,461	$ 1,472,775	$ 1,566,685	$ 1,537,185

(1) Adjusted EBITDA and adjusted EPS are key measures that are not calculated according to U.S. generally accepted accounting principles ("GAAP"). Refer to "Non-GAAP Financial Measures" in Management's Discussion and Analysis of Financial Condition and Results of Operations for our definition of these measures, including reconciliations to our most directly comparable GAAP financial measures. Reconciliations to our most directly comparable GAAP financial measures are included in our Annual Report on Form 10-K for fiscal years 2024, 2025 and 2026.

Company Overview
Mercury Systems is a global leader in aerospace and defense electronics, providing breakthrough capabilities in signal and data processing. With a four-decade legacy of innovation that spans silicon to systems and radio frequency front ends to effectors, we accelerate commercial technology adoption to deliver powerful and secure mission-critical processing solutions to the edge. Our end-to-end processing ecosystem, the Mercury Processing Platform, is built on technologies we have developed and acquired over 40 years. Our technologies are available as standard products or custom solutions from silicon to system scale to ensure interoperability, reduced complexity, optimized performance and speed of development.
Named Executive Officers
Our named executive officers for our 2026 fiscal year are:

Name	Position
William L. Ballhaus	Chairman of the Board, President, and Chief Executive Officer
David E. Farnsworth	Executive Vice President and Chief Financial Officer
Stuart H. Kupinsky	Executive Vice President, Chief Legal Officer, and Corporate Secretary
Steven V. Ratner	Executive Vice President and Chief Human Resources Officer

Our Board of Directors
The following table provides summary information about our Directors as of the date of this proxy statement.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	HC	NGC	GRC	M&A
William L. Ballhaus Chairman of the Board Class I Director Term Ending in 2028	2022	President and CEO, Mercury Systems	No
Jean Bua Class II Director Nominated for a Term Ending in 2029	2025	Former Chief Financial Officer Netscout Systems	Yes	M,F			M
Orlando P. Carvalho Class III Director Term Ending in 2027	2020	Former Executive Vice President Aeronautics, Lockheed Martin	Yes		M	M		C
Gerard J. DeMuro Class II Director Nominated for a Term Ending in 2029	2023	Former Co-CEO, Eve Air Mobility and Former President and CEO of BAE Systems, Inc. (U.S.)	Yes				M	M
Lisa S. Disbrow Class I Director Term Ending in 2028	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M,F	M		C
Howard L. Lance Class I Director Term Ending in 2028	2022	Former President and CEO Maxar Technologies and Harris Corporation	Yes		C	M		M
Barry R. Nearhos Lead Independent Director Class III Director Term Ending in 2027	2018	Former Managing Partner, PricewaterhouseCoopers	Yes	C,F		C
Scott Ostfeld Class II Director Nominated for a Term Ending in 2029	2023	Managing Partner and Portfolio Manager, JANA Partners	Yes		M			M
Debora A. Plunkett Class III Director Term Ending in 2027	2021	Federal Senior Executive National Security Agency (Retired)	Yes	M		M	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
HC = Human Capital and Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating and Governance Committee		F = Financial Expert
We are proposing that Jean Bua, Gerard J. DeMuro, and Scott Ostfeld, three continuing Class II directors, be elected to serve terms of three years, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed. With respect to the nominees for Class II director standing for election at the meeting, Ms. Bua was appointed to the Board in 2025, Mr. DeMuro was appointed to the Board in 2023, and Mr. Ostfeld was appointed to the Board in 2023.
v

Environmental, Social, and Corporate Governance Highlights
Governance
Our focus on good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework for our 2026 fiscal year included the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	9	Lead Independent Director	Yes
Number/ % of Independent Directors	8/ 89%	Separate Chairman and CEO	No
Average Age of Independent Directors	65	Code of Business Conduct and Ethics	Yes
Average Independent Director Tenure	5 years	Stock Ownership Guidelines: Directors & Executives	Yes
Classified Board of Directors	Yes	Board Refreshment: New Directors Over Past 5 Years	5
Majority Voting in Uncontested Director Elections	Yes	Anti-Hedging and Pledging Policies	Yes
Plurality Voting in Contested Director Elections	Yes	Compensation Clawback Policy	Yes
Annual Board and Committee Self-Assessments	Yes	Proxy Access	No
Limited Membership on Other Public Co Boards	Yes	Ongoing Shareholder Outreach & Engagement	Yes
Board Committees are 100% Independent Directors	Yes	Capital Structure with One Vote per Common Share	Yes
Poison Pill	No	Succession Planning Process for Senior Management	Yes
Board Meetings Held During Fiscal 2026	9	Regular Executive Sessions without Management	Yes
Our Board of Directors and executives understand and embrace the importance to all of our primary stakeholders of environmental, social, and governance ("ESG") measurement and reporting. For a number of years, we have been focused on the aspects of ESG we believe have the greatest impact on our business, our stakeholders, and value creation. As it relates to the environment and sustainability, our initial priorities include: talent management and culture; responsible sourcing and operational excellence; cyber security; and environmental stewardship. We have also focused on addressing a number of key governance principles that are generally considered best practices. Of our areas of focus, we are more focused on developing talent management and culture and cyber security because we believe these have the greatest potential to create - and the highest risk to destroy - value for Mercury and our shareholders. We continue to invest in our efforts, results, and reporting accountability, and endeavor to add both to what we do and how we report these efforts over time.
Our executive leadership team oversees and implements our environmental initiatives with a view toward demonstrating our commitment to good corporate citizenship and responsible business practices. The Human Capital and Compensation Committee of our Board of Directors reviews our ESG practices with a view toward how our efforts help attract, develop, and retain employee talent, including our culture and values as well as how we demonstrate our commitment to good corporate citizenship. The Nominating and Governance Committee of our Board of Directors is responsible for the annual assessments of the Board, its Committees, and individual directors, the annual process of the selection and nomination of directors for election, our corporate governance policies and processes, and reviewing and overseeing Mercury's environmental impact and initiatives.
Talent Management
For talent management and culture, we strive to invest in the professional development of our team members. We are focused on ongoing employee training in critical compliance areas and on business ethics, export rules, and our culture of integrity. Adhering to high ethical and security standards and operating with integrity are foundations of our culture and values. We disclose in the Environmental, Social, and Governance section of our website our voluntary and involuntary termination rates and our OSHA injury rates.
Cyber and Industrial Security
The layers of cyber security we have built into our business systems and incorporated into our processes help ensure the critical data that drives the development of customer solutions is secure and protects our employees' personal information. We remain focused on modeling industry best practices and following evolving regulations. Through integrated collaboration and a commitment to secure innovation, we achieved Cybersecurity Maturity Model Certification (CMMC) 2.0 compliance as soon as the rule took effect.
We have cyber security expertise on our Board of Directors, with Ms. Plunkett having served as a federal senior executive at the National Security Agency (NSA), including roles as Deputy Director and later Director of Information Assurance, where she led the agency's information assurance and cyber defense mission.
We have deployed and have been relying upon an industrial security program with superior ratings from the U.S. Defense Counterintelligence and Security Agency (DCSA). Six of our cleared sites have been recognized with the James S. Cogswell Industrial Security Achievement Award in recent years; less than 1% of the 13,000+ cleared contractor locations receive this award annually.
Responsible Sourcing
We believe responsible sourcing and operational excellence are integral parts of value creation. We work with all our suppliers in an effort to ensure that we all adhere to an equal and high standard of sustainability and ethical principles. We provide opportunities for small businesses to engage with us as we support our customers in the aerospace, defense, and intelligence markets. We work closely with many categories of small businesses, including small disadvantaged, women-owned, veteran-owned, service-disabled veteran-owned, and historically underutilized business zone (HUBZone) companies.
Our performance excellence initiatives include a focus on supply chain efficiency and procurement savings, which we believe will further enhance our competitiveness and value in the coming years.
Environmental Stewardship
As a technology company, we have relatively limited exposure to environmental stewardship risks in our operations. Nonetheless, we are focused on promoting environmental stewardship and introducing innovative processes and technologies that improve our efforts, including quantifying and disclosing our environmental impact along with our efforts to maximize future generations' ability to live, work, and play in our shared natural environment. We disclose in the ESG section of our website details of scope 1, scope 2, and scope 3 greenhouse gas (GHG) emissions from our business activities covering backup-generators and boilers for scope 1 emissions, purchased energy for scope 2 emissions, and business travel for scope 3 emissions. We have partnered with a nationally recognized waste management vendor to ensure that our by-products and materials are reclaimed, recycled, or disposed of in ways that will reduce environmental impacts and conserve natural resources. As an environmentally conscious company, we focus on and support efforts that move towards a zero-waste future through continuous improvement of production processes, sustainable materials management, and resource efficiency.
Facilities optimization and capital and asset efficiency are significant themes in our operational excellence initiatives, and we believe we will create further value for all of our stakeholders as we use our resources more efficiently.
Further Information
Please see the Environmental, Social, and Governance section of our website, www.mrcy.com, under "Company" for detailed disclosures on our commitment to sustainability and ESG practices. Information contained on our website and social media channels does not constitute part of this proxy statement or our Annual Report on Form 10-K.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We are mailing this notice and proxy card to you on or about September 17, 2026, in connection with the solicitation of proxies by the Board of Directors of Mercury Systems, Inc. ("Mercury") for the 2026 Annual Meeting of Shareholders to be held on October 28, 2026, and any adjournment or postponement of that meeting. The meeting will be held on October 28, 2026, beginning at 10:00 a.m. Eastern Time at our headquarters at 50 Minuteman Road, Andover, Massachusetts 01810. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. You may vote by internet, telephone, or mail in order to have your shares voted at the meeting on your behalf.
What am I voting on?
There are three matters scheduled for a vote:
•Election of three Class II directors nominated by the Board of Directors, each to serve for a three-year term, and in each case until their successors are duly elected and qualified;
•An advisory vote on the fiscal 2026 compensation of our named executive officers (the "say-on-pay" vote); and
•Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.
Who can attend and vote at the meeting?
Shareholders of record at the close of business on September 1, 2026, the record date, are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.
What is the Admission Policy for the Annual Meeting?
All holders of Mercury shares as of the record date are encouraged to attend the Annual Meeting. In order to ensure the safety of all attendees, we have implemented the following security and admission policies.
•Eligible Attendees. Attendance is limited to registered and beneficial Mercury shareholders as of the record date.
•Admission Procedures. In order to be admitted to the meeting, you must present both an admission ticket and valid government-issued photo identification, such as a driver's license or passport. You must register on or prior to October 16, 2026 in order to obtain an admission ticket.
•Obtaining an Admission Ticket. In order to obtain an admission ticket, please email us at annualmeeting@mrcy.com.
•Security Measures. Upon entering the meeting facility, you may be required to proceed through a security checkpoint. In addition, cameras, recording equipment, electronic devices, large bags, briefcases, and packages will not be permitted in the Annual Meeting.
What constitutes a quorum at the meeting?
The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on September 1, 2026, the record date, will constitute a quorum for purposes of the meeting. On the record date, 60,863,586 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described below) will be counted as present.
How do I vote my shares?
•Beneficial Shareholders. If you own shares through a broker, bank, or other holder of record (that is, your shares are held in "street name"), you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. If your shares are held in "street name" and you wish to vote them at the meeting, you must obtain from your broker a properly executed legal proxy identifying you as a Mercury shareholder, authorizing you to act on behalf of the broker at the meeting, and specifying the number of shares with respect to which the authorization is granted. Please contact your broker, bank, or other holder of record to determine the deadline for providing voting instructions.
•Registered Shareholders. If you own shares that are registered in your name, you may vote by proxy before the Annual Meeting by internet at the website indicated on your proxy card, by calling the number indicated on your proxy card, or by signing and returning your proxy card. To vote by internet or telephone, you will need your voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 1:00 a.m., Eastern Time, on October 28, 2026. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.
•Shareholders Through the Mercury Systems 401(k) Plan. If you indirectly own shares through the Company stock fund in the Mercury Systems 401(k) plan, you may vote by proxy before the Annual Meeting by internet at the website indicated on your proxy card, by calling the number indicated on your proxy card, or by signing and returning your proxy card. To vote by internet or telephone, you will need your voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 1:00 a.m., Eastern Time, on October 26, 2026. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.
If you sign, date, and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:
•FOR the election of the three nominees for Class II directors named below under Proposal 1;
•FOR the approval of, on an advisory basis, the fiscal 2026 compensation of our named executive officers as disclosed in this proxy statement; and
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.
What discretion does my broker have to vote my shares held in "street name"?
A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker may vote your shares in its discretion, depending on the type of proposal involved. Under applicable rules, brokers may not vote on "non-routine" matters without specific instructions from you, such as the election of directors and the advisory vote on say-on-pay. If such matters come before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on those matters, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal, broker non-votes will not be counted as votes cast or shares voting. Brokers may, however, vote shares held in "street name" with respect to "routine" matters, which include the ratification of the appointment of an independent registered public accounting firm, if the broker's clients do not provide voting instructions. We urge you to give voting instructions to your broker on all voting items.
Can I change my vote after I return my proxy card?
•Beneficial Shareholders. Beneficial shareholders should contact their broker, bank, or other holder of record for instructions on how to revoke their proxies or change their vote.
•Registered Shareholders. Registered shareholders may revoke their proxies or change their voting instructions at any time before 1:00 a.m., Eastern Time, on October 28, 2026, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy or by delivering written notice of revocation to our Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by attending the Annual Meeting and voting by ballot.
•Shareholders Through the Mercury Systems 401(k) Plan. If you indirectly own shares through the Company stock fund in the Mercury Systems 401(k) plan, you may revoke your proxy or change your voting instructions at any time before 1:00 a.m., Eastern Time, on October 26, 2026, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy or by delivering written notice of revocation to our Corporate Secretary.
Your attendance at the meeting will not be deemed to revoke a previously delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person at the meeting.

How are votes counted?
•Election of directors. A director nominee receiving a majority of the votes properly cast at the meeting for the nominee's election (meaning he or she receives more votes cast "FOR" than cast "WITHHOLD") will be elected director. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.
•All other proposals. All of the other proposals at the meeting require the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, as applicable, which are described above, will have no effect on the outcome of voting on these matters.
How is Mercury soliciting proxies?
We bear the cost of preparing, assembling, and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our directors, officers, and regular employees may, without additional compensation, solicit proxies in person, by telephone, or by other means of communication. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and will reimburse those record holders for their reasonable expenses in transmitting this material.
We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for agreed services fees and reimbursement of customary disbursements and expenses. In addition to fees and expenses for services provided through the date of the meeting, Innisfree's fee in connection with the proxy solicitation for this meeting is not expected to exceed $25,000.

PROPOSAL 1: ELECTION OF THREE CLASS II DIRECTORS
Who sits on the Board of Directors?
Our by-laws provide for a Board of Directors of not fewer than three nor more than fifteen directors. As permitted by Massachusetts law, the Board of Directors is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Board of Directors currently consists of nine members, with: William L. Ballhaus, Lisa S. Disbrow, and Howard L. Lance serving as Class I directors; Jean Bua, Gerard J. DeMuro, and Scott Ostfeld serving as Class II directors; and Orlando P. Carvalho, Barry R. Nearhos, and Debora A. Plunkett serving as Class III directors.
The terms of the Class I, Class II, and Class III directors expire in 2028, 2026, and 2027, respectively. With the expiration of its respective term, each class is nominated for election for a subsequent three-year term. We are proposing that Jean Bua, Gerard J. DeMuro, and Scott Ostfeld, three continuing Class II directors, be elected to serve terms of three years, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed. With respect to the nominees for Class II director standing for election at the meeting, Ms. Bua was appointed to the Board in 2025, Mr. DeMuro was appointed to the Board in 2023, and Mr. Ostfeld was appointed to the Board in 2023.
Directors' Qualifications
The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Company's business. In addition, the Board of Directors believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board of Directors and the Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors' overall composition and the Company's current and future needs.
The Nominating and Governance Committee is responsible for developing and recommending Board of Director membership criteria to the Board for approval. The criteria include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board of Director activities, and the absence of conflicts with the Company's interests. In addition, the Nominating and Governance Committee periodically evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board of Directors as well as the skills and experience that the Board of Directors will find valuable in the future, given the Company's current situation and strategic plans.
Our Board believes that diversity of thought makes prudent business sense. Having a Board composed of individuals with diverse skills, experience, backgrounds and perspectives means: competitive advantage; robust understanding of opportunities, issues and risks; inclusion of different concepts, ideas, and relationships; enhanced decision-making and dialogue; and heightened capacity for oversight of the organization and its governance.The Board shall make good use of these differences and distinctions among individuals in determining the optimum composition of the Board. All Board appointments should be made on merit, in the context of the skills, experience, independence, and knowledge which the Board requires to be effective.
In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Nominating and Governance Committee considers, among other things, each nominee's independence, financial literacy, personal and professional accomplishments, and experience, including the following:

Experience/ Qualification	Relevance to Mercury
Public Co. CEO	Experience as the chief executive officer of a publicly traded company provides us with insights and understanding of the challenges of operating a business with multiple stakeholders with various and at times competing time horizons for return on investment.
Senior Leadership	Experience in significant leadership positions provides us with new insights and demonstrates key management disciplines that are relevant to the oversight of our business.
Defense Industry	Extensive experience in the aerospace and defense industry provides an understanding of the complex environment in which we operate and is highly important to strategic planning and oversight of our business operations.
Technology Industry	Experience with secure sensor processing, rugged servers, mission computers, safety-critical avionics, radio frequency components, multifunction assemblies and subsystems provides an understanding of the complex operations of our business as well as the labor markets in which we compete for talent.
Corporate Governance	An understanding of organizations and governance supports management accountability, transparency, and protection of shareholder interests.
Risk Management	Risk management experience is critical in overseeing the risks we face today and those emerging risks that could present in the future.
Finance and Accounting	Finance and accounting experience is important in understanding and reviewing our business operations, strategy, and financial results.
Business Operations and Strategic Planning	An understanding of business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our strategic operating plan and business strategy.
Regulatory (A&D)	An understanding of laws and regulations is important because we operate in a highly regulated industry, with aerospace and defense ("A&D") being directly affected by government actions.
Talent Management	We place great importance on attracting and retaining superior talent and motivating employees to achieve desired enterprise and individual performance objectives.
Mergers & Acquisitions (M&A)	Experience with acquiring and integrating companies through M&A transactions is important to understanding an M&A growth strategy.
Debt and Equity Capital Markets	Debt and equity capital markets experience is important because we use the capital markets, along with cash generated from operations, to finance our growth agenda.

Board Skills Matrix for Non-Employee Directors

Skill/ Qualification	Jean Bua	Orlando P. Carvalho	Gerard J. DeMuro	Lisa S. Disbrow	Howard L. Lance	Barry R. Nearhos	Scott Ostfeld	Debora A. Plunkett
Public Co. CEO			•		•
Senior Leadership	•	•	•	•	•	•	•	•
Defense Industry		•	•	•	•			•
Technology Industry	•	•	•	•	•			•
Corporate Governance	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•	•	•
Finance and Accounting	•	•	•	•	•	•	•	•
Business Operations & Strategic Planning	•	•	•	•	•	•	•	•
Regulatory (A&D)		•	•	•	•			•
Talent Management	•	•	•	•	•	•	•	•
Mergers & Acquisitions	•	•	•	•	•	•	•	•
Debt & Equity Capital Markets	•	•	•	•	•	•	•
Mercury Board Tenure (years)	1	6	3	9	4	8	3	5
Current Other Public Company Boards	—	—	1	2	—	—	1	1
Board Composition and Strategic Alignment
The Nominating and Governance Committee maintains a deliberate, continuous approach to Board refreshment. The Committee ensures Mercury's governance structure directly matches the Company's specialized role as a technology provider in the aerospace and defense industry.
The Board is comprised of directors with key skills, attributes, and experiences linked fundamentally to the Company's operational needs and long-term business priorities and evaluates individual nominee qualifications against specific core requirements. This matrix ensures active, sophisticated oversight of management's execution of the Company's strategic operating plan.
Recommendation
The Board of Directors recommends a vote FOR the election of the nominees listed below.

Information about the Directors
The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the Class II nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.
The following information was provided by each of the incumbent directors whose term will continue after the meeting.
Class II Directors - Nominated for a Term Ending in 2029:

Jean Bua
Age: 68	Committee Memberships:
Director Since: 2025	Audit Government Relations
Primary Occupation:
Former Chief Financial Officer, Netscout Systems
Description of Business Experience:	Skills and Qualifications:
Ms. Bua served as the Chief Financial Officer at NetScout Systems, a publicly traded network performance and security solutions company, from 2011 until May 2025, at which time she transitioned to a senior advisor role until her retirement in June 2026. She brings over 40 years of financial, accounting, audit, international, operational, and business experience. Ms. Bua previously served as Executive Vice President of Finance and Treasurer at American Tower. She has also held roles as Controller at several former companies, including at Iron Mountain, was an Auditor at KPMG, and served as an Independent Director on several publicly traded company boards. Ms. Bua's qualifications to serve on our Board of Directors include her strong accounting and financial expertise.	Senior Leadership Technology Industry Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
CoreSite Realty Corporation (Ticker: COR) (2017 - 2021)
AstroNova, Inc. (Ticker: ALOT) (2018 - 2022)
Plug Power Inc. (Ticker: PLUG) (2022 - 2023)

Gerard J. DeMuro
Age: 70	Committee Memberships:
Director Since: 2023	Government Relations M&A and Finance
Primary Occupation:
Former Co-CEO, Eve Air Mobility and Former President and CEO, BAE Systems, Inc.
Description of Business Experience:	Skills and Qualifications:
Mr. DeMuro served as Co-CEO of Eve Air Mobility, a publicly traded producer of eVTOL aircraft and urban air mobility infrastructure, from September 2021 to September 2023. From 2014 to 2020, Mr. DeMuro served as President and CEO of BAE Systems, Inc., the U.S.-based subsidiary of BAE Systems PLC, a provider of technology-led defense, aerospace, and security solutions. From 1999 to 2013, he held several roles of increasing responsibility at General Dynamics, a global aerospace and defense company, including Executive Vice President and Corporate Vice President of Information Systems & Technology. Earlier in his career, Mr. DeMuro held roles at GTE Corporation (now part of Verizon Communications) and the U.S. Department of Defense. Mr. DeMuro's qualifications to serve on our Board of Directors include his extensive experience in the defense industry and his executive and operational experience with public and private companies.	Public Co. CEO Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Regulatory (A&D) Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Eve Holding Inc. (Ticker: EVEX) (2023 - present)

Scott Ostfeld
Age: 49	Committee Memberships:
Director Since: 2023	Human Capital & Compensation M&A and Finance
Primary Occupation:
Managing Partner and Portfolio Manager, JANA Partners
Description of Business Experience:	Skills and Qualifications:
Mr. Ostfeld is a Managing Partner and Portfolio Manager at JANA Partners where he has extensive experience enhancing value as an engaged shareholder. Prior to joining JANA in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. He was previously an investment banker at Credit Suisse First Boston Corporation. Mr. Ostfeld currently serves on the Board of Directors of Lamb Weston Holdings Inc., a publicly traded frozen foods company. He was previously a director at TreeHouse Foods, a publicly traded private label food company from 2022 to 2026, Conagra Brands, a publicly traded packaged goods company from 2019 to 2022, HD Supply Holdings, a publicly traded industrial distribution company, from 2017 until its sale to Home Depot in 2020, and Team Health, publicly traded physician services company, from 2016 until its sale to Blackstone Group in 2017. Mr. Ostfeld serves on the Board of Columbia University's Richman Center for Business, Law and Public Policy. Mr. Ostfeld's qualifications to serve on our Board of Directors include his experience investing in companies and driving shareholder value as well as his expertise in capital markets, M&A, strategy, corporate governance, and talent and risk management.	Senior Leadership Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Lamb Weston Holdings Inc. (Ticker: LW) (2025 - present)
TreeHouse Foods, Inc. (Ticker: THS) (2022 - 2026)
Conagra Brands, Inc. (Ticker: CAG) (2019 - 2022)

Class I Directors - Serving a Term Ending in 2028:

William L. Ballhaus
Age: 59	Committee Memberships:
Director Since: 2022	None
Primary Occupation:	Chairman of the Board
Chairman, President, and CEO, Mercury Systems
Description of Business Experience:	Skills and Qualifications:
Mr. Ballhaus joined the Company's Board of Directors as a non-employee director in June 2022, was appointed interim President and Chief Executive Officer on June 24, 2023, and was appointed President and CEO effective August 15, 2023. In October 2023, Mr. Ballhaus became the Company's Chairman of the Board effective with the annual meeting of shareholders. Mr. Ballhaus has significant experience in the aerospace, defense, and technology industries, including multiple CEO roles, as well as experience in operational transformations and delivering strong results. He previously served as Chairman and CEO of Blackboard, Inc., a leading EdTech company, from 2016 until its merger with Anthology in 2021. Prior to that, he served as CEO and President of SRA International, Inc., a provider of information technology services, from 2011 until the creation of CSRA Inc. from SRA International Inc.'s and CSC's U.S. public sector business. Before that, Mr. Ballhaus served as CEO and President of government contractor DynCorp International from 2008 to 2010. Mr. Ballhaus has also held senior leadership positions at BAE Systems, Boeing, and Hughes, where he led global government and commercial technology businesses particularly focused on software and IT.

Public Co. CEO Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Regulatory (A&D) Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
None

Lisa S. Disbrow
Age: 63	Committee Memberships:
Director Since: 2017	Audit Government Relations (Chair) Human Capital & Compensation
Primary Occupation:
Under Secretary of the Air Force (Retired)
Description of Business Experience:	Skills and Qualifications:
Ms. Disbrow is Chair of the Board of CACI International, a government services company on the Fortune 500 list. Ms. Disbrow was an appointed member of the President's Export Council through January 2025 and served as Chair of the Secretary of Defense's Reserve Forces Policy Board through March 2025. She previously served as an appointed Commissioner on the U.S. Congress' Commission on DoD Planning, Programming, Budgeting and Execution Reform. She is a Senior Fellow at Johns Hopkins University Applied Physics Lab, and the Chair of the National Defense Industrial Association's (NDIA) Board. Ms. Disbrow retired from federal service in 2017 as U.S. Senate-confirmed Air Force Under Secretary, where she was responsible for training, equipping, and providing for the welfare of approximately 660,000 personnel worldwide. She oversaw an annual budget and directed strategy, risk management, business processes, weapons requirements and acquisition, military force development, technology investments, and personnel management across a global enterprise. She was Acting Secretary of the Air Force during the change of Presidential administrations and previously served as the Air Force's Assistant Secretary for Financial Management and Comptroller, the principal senior official on financial matters with a workforce of 10,000 personnel world-wide. Over a 32-year national security career, she held numerous senior civilian positions on the United States Joint Chiefs of Staff, leading joint warfighting requirements and operational assessments as the Vice Director of J8; in the National Reconnaissance Office as a Systems Engineer; and on the National Security Council in the White House. Her recognitions include the Distinguished and the Meritorious Presidential Rank awards, and DoD's Distinguished Civilian Service award. She is a retired U.S. Air Force Colonel with over 23 years of total active and reserve service in intelligence, operational plans, and programming. Ms. Disbrow's qualifications to serve on our Board of Directors include her extensive military and defense budget experience, responsible for an annual budget of over $165 billion in appropriated funding, in the Company's target defense market, her defense procurement experience, and her knowledge of defense and aerospace technology.	Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Regulatory (A&D) Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Blackberry Limited (Ticker: BB) (2019 - present)
CACI International Inc. (Ticker: CACI) (2021 - present)

Howard L. Lance
Age: 70	Committee Memberships:
Director Since: 2022	Human Capital & Compensation (Chair) M&A and Finance Nominating & Governance
Primary Occupation:
Former President and CEO, Maxar Technologies, Inc. and Harris Corporation
Description of Business Experience:	Skills and Qualifications:
Mr. Lance is Managing Partner at Lance Advisors LLC, an advisory firm serving private equity and institutional investors since 2019. He is Senior Advisor – EQT Group and serves as non-executive Chairman of privately held Reworld Waste, a provider of sustainable materials management solutions, non-executive Chairman of privately held Arcwood Environmental Solutions, a provider of regulated environmental solutions, and non-executive Chairman of privately held Voltera Power, a provider of charging solutions and services for electric vehicles and fleets. He previously served on the public company boards of Summit Materials, Change Healthcare, New Vista Acquisition Corp., Ferrovial S.A., Eastman Chemical Co., Stryker Corp., and Aviat Networks. Mr. Lance was President and Chief Executive Officer of Maxar Technologies, a publicly traded provider of space technology solutions including satellites, robotics, geospatial imagery, and services from 2016 to 2019. Previously, he was Executive Advisor – Private Equity at the Blackstone Group from 2012 to 2016. He served as Chairman, President and Chief Executive Officer of Harris Corporation (now L3Harris Technologies), a publicly traded provider of communications and technology solutions to government, defense, and commercial markets from 2003 to 2012. He was Co-President of NCR Corporation and Chief Operating Officer of its Retail and Financial Group from 2001 to 2002. Previously, he spent 17 years at Emerson Electric Company including as Executive Vice President of its Electronics and Telecom businesses, Group President of its Climate Technologies businesses, and Chief Executive Officer of Astec PLC, a publicly listed subsidiary based in Hong Kong. Mr. Lance's qualifications to serve on our Board of Directors include his extensive experience in the defense industry and his executive and operational experience as the Chief Executive Officer of multiple public companies.
Public Co. CEO Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Regulatory (A&D) Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Summit Materials, Inc. (Ticker: SUM) (2015 - 2025)
Change Healthcare, Inc. (Ticker: CHNG) (2017 - 2022)
New Vista Acquisition Corp. (Ticker: NVSA) (2021 - 2022)

Class III Directors - Serving a Term Ending in 2027:

Orlando P. Carvalho
Age: 68	Committee Memberships:
Director Since: 2020	Human Capital & Compensation M&A and Finance (Chair) Nominating and Governance
Primary Occupation:
Former Executive Vice President, Aeronautics, Lockheed Martin
Description of Business Experience:	Skills and Qualifications:
Mr. Carvalho has over 38 years of experience in the aerospace and defense industry with Lockheed Martin. Before his retirement from Lockheed Martin in 2018, he was Executive Vice President of Lockheed Martin's Aeronautics business, a 24,000-employee enterprise. Mr. Carvalho held several integral leadership positions with Lockheed Martin, including Executive Vice President and General Manager of the F-35 Lightning II Joint Strike Fighter program, President of Lockheed Martin Mission Systems & Sensors, and General Manager and Vice President of Surface-Sea Based Ballistic Missile Defense Systems. Mr. Carvalho's qualifications to serve on our Board of Directors include his executive experience with defense contracting and his knowledge of defense and aerospace technology, operations, and program management.	Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Regulatory (A&D) Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
None

Barry R. Nearhos
Age: 68	Committee Memberships:
Director Since: 2018	Audit (Chair) Nominating and Governance (Chair)
Primary Occupation:	Lead Independent Director
Former Managing Partner, PricewaterhouseCoopers
Description of Business Experience:	Skills and Qualifications:
Mr. Nearhos has over 35 years of experience with PricewaterhouseCoopers (PwC) providing assurance, business advisory, and other services to clients across multiple industries, including technology, life sciences, telecom, and manufacturing. Before his retirement from PwC in 2015, Mr. Nearhos was Market Managing Partner for PwC's Northeast region, responsible for directing the strategy and operations of the firm's Boston, Hartford, and Albany offices. During his tenure, he also served as the leader of PwC's Northeast Assurance practice, a position he held from 2005 until 2008, and as a partner in PwC's Assurance practice from 1989 to 2015. He was a director of Virtusa Corporation, a publicly traded IT services and outsourcing company, from 2016 until its acquisition by private equity in 2021. Mr. Nearhos is one of our "audit committee financial experts" and became our lead independent director in October 2023. Mr. Nearhos' qualifications to serve on our Board of Directors include his strong accounting and financial expertise as well as his expertise in capital markets, M&A, strategy, corporate governance, and talent and risk management.	Senior Leadership Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
None

Debora A. Plunkett
Age: 66	Committee Memberships:
Director Since: 2021	Audit Government Relations Nominating and Governance
Primary Occupation:
Federal Senior Executive, National Security Agency (Retired)
Description of Business Experience:	Skills and Qualifications:
Ms. Plunkett served for 31 years at the National Security Agency (NSA), notably as the Director of Information Assurance from April 2010 to November 2014 where she led the agency's information assurance/cyber defense mission and directed thousands of NSA professionals worldwide. She also conceived and established the National Cyber Security Assistance Program to qualify commercial organizations for accreditation in performing cyber security services for national security systems. She advised Executive Branch decision- makers on cyber security matters, including while serving on the National Security Council in the Administrations of Presidents Bill Clinton and George W. Bush.
Ms. Plunkett currently serves on the corporate boards of CACI International, Nationwide Insurance, and is a founding member of Defending Digital Campaigns, a non-profit entity focused on providing free or low-cost cybersecurity services to federal election campaigns. Ms. Plunkett also serves on the boards of the Towson University Foundation and the National Polycystic Kidney Disease Foundation and is on the faculty of the University of Maryland, where she teaches cybersecurity. Ms. Plunkett's qualifications to serve on our Board of Directors include her extensive experience in cyber and national security as well as executive leadership.
Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance & Accounting Business Operations & Strategy Regulatory (A&D) Talent Management Mergers & Acquisitions
Other Public Company Directorships Held in the Last Five Years:
CACI International Inc. (Ticker: CACI) (2018 - present)

CORPORATE GOVERNANCE
Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework for our 2026 fiscal year included the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	9	Lead Independent Director	Yes
Number/ % of Independent Directors	8/ 89%	Separate Chairman and CEO	No
Average Age of Independent Directors	65	Code of Business Conduct and Ethics	Yes
Average Independent Director Tenure	5 years	Stock Ownership Guidelines: Directors & Executives	Yes
Classified Board of Directors	Yes	Board Refreshment: New Directors Over Past 5 Years	5
Majority Voting in Uncontested Director Elections	Yes	Anti-Hedging and Pledging Policies	Yes
Plurality Voting in Contested Director Elections	Yes	Compensation Clawback Policy	Yes
Annual Board and Committee Self-Assessments	Yes	Proxy Access	No
Limited Membership on Other Public Co Boards	Yes	Ongoing Shareholder Outreach & Engagement	Yes
Board Committees are 100% Independent Directors	Yes	Capital Structure with One Vote per Common Share	Yes
Poison Pill	No	Succession Planning Process for Senior Management	Yes
Board Meetings Held During Fiscal 2026	9	Regular Executive Sessions without Management	Yes
Independence
The Board of Directors has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable listing standards of the Nasdaq Global Select Market as in effect from time to time. Directors who are also Mercury employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with Mercury. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers, among other things, the circumstances of any direct compensation received by a director or a member of a director's immediate family from Mercury, any professional relationship between a director or a member of a director's immediate family and Mercury's outside auditors, any participation by a Mercury executive officer in the compensation decisions of other companies employing a director or a member of a director's immediate family as an executive officer, and commercial relationships between Mercury and other entities with which a director is affiliated (as an executive officer, partner, or controlling shareholder). The Board has determined that directors who serve on the Audit Committee must qualify as independent under the applicable rules of the Securities and Exchange Commission ("SEC"), which limit the types of compensation an Audit Committee member may receive directly or indirectly from Mercury and require that Audit Committee members not be "affiliated persons" of Mercury or its subsidiaries. In addition, the Board of Directors has determined that directors who serve on the Human Capital and Compensation Committee must satisfy the standards for being considered a "non-employee director" within the meaning of SEC Rule 16b-3.
Consistent with these considerations, the Board has determined that all of the members of the Board are independent directors, except Mr. Ballhaus, who is Mercury's Chairman, President, and Chief Executive Officer. There are no family relationships among any of our current directors, director nominees, and executive officers.
How are nominees for the Board selected?
Our Nominating and Governance Committee is responsible for identifying and recommending nominees for election to the Board. The Committee will consider nominees recommended by a shareholder if the shareholder submits the nomination in compliance with applicable requirements. With respect to the nominees for Class II director standing for election at the meeting, Ms. Bua was appointed to the Board in 2025, Mr. DeMuro was appointed to the Board in 2023, and Mr. Ostfeld was appointed to the Board in 2023.
When considering a potential candidate for membership on the Board, the Nominating and Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate's past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition to these minimum qualifications, when considering potential candidates for the Board, the Committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The Nominating and Governance Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in our industry and whether such candidate, if elected, would assist in achieving a mix of directors that represents a diversity of backgrounds and experiences. Our Board believes that diversity of thought makes prudent business sense. The Committee generally will evaluate and consider all candidates recommended by our directors, officers, and shareholders. The Committee intends to consider shareholder recommendations for directors using the same criteria that would be used with potential nominees recommended by members of the Committee or others.
Shareholders who wish to submit director candidates for consideration should send such recommendations to our Corporate Secretary at our executive offices not less than, unless a lesser time period is required by applicable law, 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting. Such recommendations must include the information required by our by-laws as to each person whom the shareholder proposes to nominate for election as well as each shareholder providing the nomination. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. Shareholders must also submit any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules. See also the information contained elsewhere in this proxy statement under the heading "Shareholder Proposals for the 2027 Annual Meeting."
In addition to satisfying the requirements set forth in our by-laws, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the additional information required by Rule 14a-19 ("Rule 14a-19") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), not later than 60 calendar days prior to the first anniversary of the prior year's annual meeting.
Under Rule 14a-8 of the Exchange Act ("Rule 14a-8"), a shareholder who intends to present a proposal at an annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary at our executive offices not less than 120 calendar days before the date our proxy statement was released to shareholders in connection with the previous year's annual meeting. Any proposals received after such deadline will be considered untimely under Rule 14a-8. Please refer to Rule 14a-8 for the requirements that apply to these proposals.
Can I communicate with Mercury's directors?
Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, attention: Corporate Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. Our Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for members of the Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and duplicative communication.
What committees has the Board established?
The Board of Directors has standing Audit, Human Capital and Compensation, Nominating and Governance, M&A and Finance, and Government Relations Committees. As described above under the heading "Independence," all of the members of the Board committees are deemed to be independent directors. Each of our Board committees acts under a written charter, copies of which can be found on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance."
Audit Committee
The Audit Committee assists the Board in its oversight of management's conduct of our accounting and financial reporting processes, including by providing oversight with respect to the financial reports and other financial information provided by our systems of internal accounting and financial controls, and the annual audit of our financial statements. The Audit Committee also reviews the qualifications, independence, and performance of our independent registered public accounting firm, pre-approves all audit and non-audit services provided by such firm and its fees, and discusses with management and our independent registered public accounting firm the quality and adequacy of our internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related-person transactions in accordance with our Code of Business Conduct and Ethics and the Audit Committee charter.
Human Capital and Compensation Committee
The Human Capital and Compensation Committee is responsible for: setting the compensation of our executive officers; reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements, and change-in-control arrangements or provisions covering any of our current or former executive officers; overseeing the administration of our equity-based and other long-term incentive plans; reviewing the compensation and benefits for non-employee directors and making recommendations for any changes to our Board; overseeing the development and implementation of succession planning for our senior executives; and overseeing our human capital management practices, including matters relating to talent acquisition and development.
All of the independent directors on the Board annually review and approve our CEO's performance objectives and evaluate the CEO's performance in light of those objectives. Based on the foregoing, the Human Capital and Compensation Committee sets the CEO's compensation, including salary, target bonus, bonus payouts, and equity-based compensation, and any other special or supplemental benefits, which is then subject to ratification by a majority of the independent directors on our Board. Our CEO annually evaluates the contribution and performance of our other executive officers and provides input to the Human Capital and Compensation Committee, and the Committee sets their compensation. Our Executive Vice President, Chief Human Resources Officer and the Committee's independent compensation consultant also make recommendations to the Committee regarding compensation for our executives.
The Human Capital and Compensation Committee may delegate to the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, and the Chief Human Resources Officer the authority to grant equity awards under our 2025 Long Term Incentive Plan to individuals who are not subject to the reporting and other requirements of Section 16 of the Exchange Act. The Committee may also delegate the administration of the health, benefit, and welfare plans within the scope of its oversight to our human resources and finance departments and to outside service providers, as appropriate.
The Human Capital and Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel, and other advisors as it deems appropriate, at our expense. The Committee has engaged an outside compensation consultant to assist the Committee in applying its compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Since fiscal 2023, the Committee has retained Meridian Compensation Partners, LLC ("Meridian") as its outside compensation consultant. Representatives of Meridian regularly attend Committee meetings, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers.
The Human Capital and Compensation Committee's independent compensation consultant provides input to the Committee regarding compensation for non-employee directors. The Committee then recommends any changes in the compensation and benefits for non-employee directors to the full Board for its consideration and approval.
The Human Capital and Compensation Committee considered the services provided by Meridian, as well as informational responses provided by Meridian to the Committee on topics relevant to assessing Meridian's relationship with Mercury and our management team, and determined that such services do not compromise Meridian's independence as the Committee's independent compensation consultant.
Nominating and Governance Committee
The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, and recommends to the Board persons to be nominated for election as directors by the shareholders at the annual meeting of shareholders or by the Board to fill vacancies. The Committee has recommended the nominees for election at the Annual Meeting. The Committee oversees the process by which the Board and Committees each assesses its effectiveness as well as the individual director peer assessment process. The Committee reviews our Board of Directors Policy and reviews our environmental sustainability policies, strategies, and related disclosures and reports to the Board any recommendations for changes in the Company's governance of environmental risks and opportunities. The Committee is authorized to obtain advice and assistance from independent consultants, director search firms, outside counsel, and other advisors as it deems appropriate, at our expense.
M&A and Finance Committee
The M&A and Finance Committee assists the Board in reviewing and assessing M&A transactions as well as corporate finance and capital markets transactions. The Committee is comprised of at least three members, all independent directors, as appointed by the Board. The Committee also serves as the pricing committee for any of the Company's capital markets activities.
Government Relations Committee
The Government Relations Committee, consisting of three or more members as appointed by the Board, assists the Board with the following functions: identifying and evaluating global security, political, budgetary, regulatory, and other issues, trends, opportunities, and challenges that could impact our business activities and performance; making recommendations to continue to raise our visibility in the marketplace and awareness of our business model, as well as our products and capabilities; and making recommendations concerning our government relations activities, including our interactions with the federal government on matters of impact to our business with the aim of enhancing our customer base.
In carrying out its duties and responsibilities, the Government Relations Committee has the authority to meet with and make inquiries of our employees as well as obtain advice and assistance from external advisors.
How does Shareholder Engagement Inform Corporate Governance?
Mercury maintains a robust, year-round shareholder engagement program led by senior executives. Feedback gathered from these executive-led conversations is systematically reported back to the Nominating and Governance Committee or the Human Capital and Compensation Committee, as appropriate. This proactive outreach functions as a critical feedback loop, ensuring the Board remains aligned with investor priorities. Through regular investor conferences, quarterly earnings calls, and targeted roadshows, executive leadership directly captures institutional perspectives on capital allocation, operational execution, and executive compensation matters. Senior leadership also engages in investor outreach following the filing of the Company's proxy statement leading to the annual meeting and provides feedback to the Lead Independent Director and the Chair of the Human Capital and Compensation Committee.
What Insider Trading Policies and Procedures Have Been Implemented?
We have adopted insider trading policies and procedures governing the purchase, sale, and other disposition of Mercury securities by our directors, officers, and employees. These policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable the Nasdaq listing standards. Our insider trading policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended July 3, 2026.

How often did the Board and Committees meet during fiscal 2026?
The Board of Directors met nine times during fiscal 2026. The table below reports information about the membership of the committees as of September 1, 2026, and the number of committee meetings held during fiscal 2026:

Name	Audit Committee(1)	Human Capital & Compensation Committee	Nominating & Governance Committee	M&A and Finance Committee	Government Relations Committee
Jean Bua	X				X
Orlando P. Carvalho		X	X	Chair
Gerard J. DeMuro				X	X
Lisa S. Disbrow	X	X			Chair
Howard L. Lance		Chair	X	X
Barry R. Nearhos	Chair		Chair
Scott Ostfeld		X		X
Debora A. Plunkett	X		X		X
Number of Meetings During Fiscal 2026	8	5	4	6	4
(1)    The Board has determined that each of Mr. Nearhos and Mses. Bua and Disbrow qualifies as an "audit committee financial expert" and that Ms. Plunkett qualifies as "financially literate" under SEC rules. The Board has further determined that each of Mr. Nearhos and Mses. Bua, Disbrow, and Plunkett meet all applicable independence requirements under the listing standards of the Nasdaq Global Select Market and applicable SEC rules and regulations.
In fiscal 2026, all directors attended at least 75% of the aggregate of: (i) the total number of meetings held by our Board (during the period for which he or she was a director); and (ii) the total number of meetings held by all Board committees on which he or she served (during the period for which he or she served).
Our independent directors regularly meet in executive sessions outside the presence of management. The independent directors met five times during the last fiscal year in executive session without management present. Mr. Nearhos, our Lead Independent Director, presided over four of the executive sessions, and Mr. Lance presided over one executive session.
How Does Mercury Approach Board Refreshment?
To garner new ideas and perspectives, and to respond to the ever-changing needs of our stakeholders, the Board actively seeks candidates representing a range of tenures, areas of expertise, industry experience, and backgrounds. In 2020 the Board added Orlando P. Carvalho, in 2021 the Board added Debora A. Plunkett, in 2022 the Board added William L. Ballhaus and Howard L. Lance, in 2023 the Board added Gerard J. DeMuro, Roger A. Krone, and Scott Ostfeld, and in 2025 the Board added Jean Bua. Five of the eight independent directors that will continue on the Board following the Annual Meeting were elected during the last five years. The other three independent directors on the Board, Lisa S. Disbrow, Barry R. Nearhos, and Debora A. Plunkett were added to the Board in 2017, 2018, and 2021, respectively.
Does Mercury have a policy regarding director attendance at annual meetings of the shareholders?
Directors are encouraged to attend the annual meeting of shareholders, or special meeting in lieu thereof; however, we do not have a formal policy with respect to attendance at shareholder meetings. All of the directors then in office attended the 2025 Annual Meeting of Shareholders.
Does Mercury have stock ownership guidelines for directors?
Each non-employee director is expected to own or control, directly or indirectly, shares of the Company's common stock equal to five times the value of the annual director cash retainer within five years of first becoming a non-employee director. Each non-employee director is expected to retain such investment in the Company as long as he or she is a non-employee director. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. All of our non-employee directors are in compliance with the stock ownership guidelines.

Does Mercury have a Code of Business Conduct and Ethics?
Yes. We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees. This code is posted on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance." We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics by disclosing such matters on our website.
Does Mercury have a Human Rights Policy?
Yes. We have adopted a Human Rights Policy applicable to our employees and our suppliers. Our Human Rights Policy is posted on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance." This Policy goes beyond mere compliance with law. When differences arise between standards and legal requirements, the stricter standard applies, in compliance with applicable law. We also expect our employees and suppliers to conduct themselves in accordance with all other Mercury policies, including the Code of Business Conduct and Ethics.
Does Mercury have a Supplier Code of Conduct?
Yes. We have adopted a Supplier Code of Conduct. Our Supplier Code of Conduct is posted on our website at www.mrcy.com. Our Supplier Code establishes minimum expectations and requirements for suppliers, as well as their employees, subcontractors, and agents in connection with their business dealings with Mercury. We encourage suppliers to go beyond the principles outlined in the Supplier Code and to observe the highest international standards. If a matter is not expressly addressed in the Supplier Code, we expect suppliers to use good judgment and respect the spirit of the Supplier Code.
Does Mercury have a method for the anonymous reporting of accounting, legal, and ethical concerns?
Yes. Our Code of Business Conduct and Ethics, our Human Rights Policy, and our Supplier Code of Conduct each include a means for the anonymous reporting of any concerns about accounting, legal, and ethical matters. Any employee, supplier, customer, shareholder, or other interested party can submit a report via the following anonymous methods:
•by telephone voicemail at 866-277-5739; or
•by submitting a complaint via the internet at www.whistleblowerservices.com/mrcy.
Does Mercury have a written policy governing related-person transactions?
Yes. We have adopted a written policy which provides for the review and approval by the Audit Committee of transactions involving Mercury in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees, or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly scheduled meeting of the Audit Committee or to convene a special meeting of the Committee, the Chair of the Committee has been delegated authority to review and approve related-person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the Chair of the Committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of Mercury and our shareholders.
Does Mercury make corporate political contributions?
No, we do not use corporate funds for political contributions. If we were to use corporate funds for political activities, per our Code of Business Conduct and Ethics, any such contribution would require approval by the Board of Directors.
Does Mercury have a shareholder rights agreement (i.e. poison pill)?
No.
How Does the Board of Directors Exercise Its Oversight of Risk?
Our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation. Our senior management engages in an enterprise risk management ("ERM") process each fiscal year. The process consists of an annual assessment of risks and an ongoing review of risk mitigation efforts and assessment of new risk developments. At regularly scheduled Board meetings, our Sr. Director of Internal Audit reviews the key risks identified in the ERM process and management's plans for mitigating such risks. Our directors have the opportunity to evaluate such risks and mitigation plans, to ask questions of management regarding those risks and plans, and to offer their ideas and insights to management as to these and other perceived risks and the implementation of risk mitigation plans.
In addition to discussions at regular Board meetings, our Board of Directors administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation. In performing this oversight function, each committee has full access to management, as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties. The committees regularly report their risk oversight activities to our Board of Directors. The Audit Committee focuses on risks related to accounting, internal controls, financial and tax reporting, compliance with law, and related-party transactions; the Human Capital and Compensation Committee focuses on risks associated with our executive compensation policies and practices, executive succession planning, and human capital management practices and metrics; the Nominating and Governance Committee focuses on risks associated with non-compliance with SEC and Nasdaq requirements for director independence, the implementation of our corporate governance policies, and environmental sustainability policies, strategies, and disclosures; the M&A and Finance Committee focuses on risks related to acquisition activities and compliance with covenants in credit facilities; and the Government Relations Committee focuses on risks to our business from governmental actions, including the defense budget and continuing budget resolutions.
How is the Leadership of the Board of Directors Structured and How Does this Leadership Structure Impact Risk Oversight?
Our Board Policy provides that the Chairman of the Board will be elected from among the independent directors, barring the Board's specific determination otherwise. If, in its judgment the Board determines that election of a non-independent Chairman would best serve the Company at a particular time, such a Chairman would be excluded from executive sessions of the independent directors. In such case, a Lead Independent Director would preside over executive sessions and would perform such other duties as might be determined from time to time by the Board.
The Board has determined that having a Chairman who is also our Chief Executive Officer is the most appropriate leadership structure for the Board of Directors at this time, and Mr. Ballhaus assumed the duties of Chairman in addition to his CEO role effective with the 2023 Annual Meeting of Shareholders, and Mr. Nearhos became our Lead Independent Director at that time.
Our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation through our ERM process as well as regular cyber security reviews conducted by our Chief Information Security Officer and reviews of emerging risks related to new technology, digital transformation, and artificial intelligence ("AI") conducted by various members of senior management with the full Board. Emerging risk areas such as AI, cyber, and geopolitical events are reviewed at the full Board level. Our Chairman of the Board is responsible for providing leadership for the Board, including the Board's evaluation of management's ERM process, and the Lead Independent Director is responsible for developing and shaping Board meeting agendas, leading and facilitating discussions and deliberations with the independent directors, including on the evaluation of the CEO, and reporting and acting as liaison to the independent directors.
The Board of Directors meets in executive session without management present at each quarterly Board meeting and the Audit Committee meets in executive session at each quarterly Committee meeting, as well as having regular executive sessions with our Sr. Director of Internal Audit and our independent registered public accounting firm.
Does Mercury have a commitment to sustainability and provide information on its Environmental, Social, and Governance ("ESG") practices?
    Please see the Environmental, Social, and Governance section of our website, www.mrcy.com, under "Company" for detailed disclosures on our commitment to sustainability and ESG practices. Information contained on our website and social media channels does not constitute part of this proxy statement or our annual report on Form 10-K.
Does Mercury have a commitment to culture and values?
We believe that we are a destination employer for high-performing talent primarily because we offer the opportunity to participate in a mission-focused organization that develops cutting-edge technology in an integrated fashion. We strive to deliver a world-class employee experience in a fast-paced, energetic, and innovative environment that values results, caring, and learning. We seek to drive alignment through common direction and language: developing shared values, mindsets, and behaviors ("VM&Bs"); communicating our company-wide vision, strategy, and priorities; and embedding our VM&Bs and strategic priorities into our programs and systems.

To ensure our workplace remains true to these principles, our Human Capital and Compensation Committee provides oversight of our corporate culture and workforce sentiment. The Committee regularly reviews key metrics, compliance data, engagement, leadership development, and the results of our workforce sentiment tracking, including company-wide engagement surveys. By maintaining this structured governance, the Committee ensures that our standards are upheld and that employee feedback shapes our human capital strategies and culture.
We are dedicated to providing a world-class employee experience and maximizing the potential of our greatest asset — our people. We embrace growth and the opportunity it brings, with a focus on: a healthy, vibrant, high-performance culture; organizational effectiveness; a robust talent pipeline; compensation that recognizes and rewards success; and lifelong learning and mentoring.
We are committed to making Mercury a great place to work, no matter where our employees are located. We offer a casual and enjoyable work environment and encourage employees to get involved. Our social committees at each site organize a range of engagement activities including: holiday celebrations, participation in community events such as blood drives and organized family-friendly events.
At Mercury, we believe in building strong communities both inside our Company and in the areas where we live and work. We are committed to our vision for strong communities, and we are taking action to achieve our goals. We strive to positively impact our local and global communities and understand that an important part of our success is giving back. As a community, we participate in charitable and educational initiatives around the world, donating time and contributing financially to community organizations focused on our country's youth and armed/veteran services. Additionally, our team members are involved in numerous community service and fundraising events throughout the year.
Does the Company's Governance Align with Long-Term Value Creation?
The Board of Directors believes that robust corporate governance is foundational to sustaining competitive advantage and delivering long-term shareholder value. Rather than viewing governance as a static compliance obligation, the Board embeds governance practices directly into the oversight of Mercury's strategic planning. This disciplined framework is designed to mitigate systemic operational risks, ensure capital efficiency, and foster a culture focused on execution.

DIRECTOR COMPENSATION
The Human Capital and Compensation Committee performs an annual review of non-employee director compensation. Our director compensation philosophy is intended to offer compensation that attracts highly qualified non-employee directors and retain the leadership and skills necessary to build long-term shareholder value. Directors who are also our employees receive no additional compensation for serving on the Board of Directors.
Fiscal 2026
During fiscal 2026, our non-employee directors received an annual cash retainer of $75,000 and the following positions received additional cash retainers:

Independent Chairman of the Board (1)	$45,000 per annum
Lead Independent Director	40,000 per annum
Chairman of the Audit Committee	25,000 per annum
Chairman of the Human Capital and Compensation Committee	20,000 per annum
Chairman of the Nominating and Governance Committee	12,000 per annum
Chairman of the Government Relations Committee	12,000 per annum
Chairman of the M&A and Finance Committee	12,000 per annum
(1) For fiscal 2026, no independent Chairman fees were paid as Mr. Ballhaus, our CEO, has served as Chairman since the 2023 annual meeting, at which time Mr. Nearhos became our Lead Independent Director.
All of these retainers are paid in cash in quarterly installments. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.
New non-employee directors are granted restricted stock unit awards in connection with their first election to the Board. These awards are granted by the Board of Directors and consist of restricted stock units for the number of shares of common stock equal to $225,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant.
Non-employee directors also receive annual restricted stock unit awards for the number of shares of common stock equal to $185,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest on the first anniversary of the date of grant. Non-employee directors are not eligible to receive an annual restricted stock unit award for the fiscal year in which they are first elected.
Compensation Deferrals
Effective starting in fiscal 2025, the Human Capital and Compensation Committee recommended, and the Board of Directors approved, a change in our compensation policy for non-employee directors to permit directors to elect to defer their equity and/ or cash compensation. Non-employee directors are given an annual opportunity to defer equity compensation in compliance with applicable law by electing to receive deferred stock units that convert into shares of common stock upon termination of Board service (and not upon vesting). Similarly, non-employee directors are given an annual opportunity to defer cash retainer payments in compliance with applicable law by electing to receive deferred stock units in lieu of such payments, which will be fully vested upon grant but will not convert into shares of common stock until termination of Board service. Subject to applicable law, new non-employee directors are given an opportunity to defer their equity and/or cash compensation effective upon the commencement of their Board service, provided that they make such election prior to that time.

The compensation earned by the non-employee members of the Board of Directors with respect to fiscal 2026 was as follows:
Non-Employee Director Compensation

Name	Fees Earned	Stock Awards ($)(1)	Total
Jean Bua (2)	$75,000	$178,425	$253,425
Orlando P. Carvalho (3)	87,000	178,425	265,425
Gerard J. DeMuro (4)	75,000	178,425	253,425
Lisa S. Disbrow (5)	87,000	178,425	265,425
Howard L. Lance (6)	95,000	178,425	273,425
Barry R. Nearhos (7)	152,000	178,425	330,425
Scott Ostfeld (8)	—	—	—
Debora A. Plunkett (9)	75,000	178,425	253,425
(1)This column represents the grant date fair value of restricted stock unit awards for fiscal 2026 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock unit awards granted to non-employee directors in fiscal 2026 has been calculated by multiplying the number of shares granted by the closing price of our common stock on the date of grant as reported on the Nasdaq Global Select Market.
(2)Ms. Bua served on our Board of Directors for all of fiscal 2026. Her fees reflect four quarterly Board retainer fees. She received a grant of 2,362 deferred stock units on October 22, 2025, when the closing price per share was $75.54.
(3)Mr. Carvalho served on our Board of Directors for all of fiscal 2026. His fees reflect four quarterly Board retainer fees plus additional fees for such period for service as Chair of the M&A and Finance Committee. He received a grant of 2,362 restricted stock units on October 22, 2025, when the closing price per share was $75.54.
(4)Mr. DeMuro served on our Board for all of fiscal 2026. His fees reflect four quarterly Board retainer fees. He received a grant of 2,362 deferred stock units on October 22, 2025, when the closing price per share was $75.54.
(5)Ms. Disbrow served on our Board of Directors for all of fiscal 2026. Her fees reflect four quarterly Board retainer fees plus additional fees for service as Chair of the Government Relations Committee for four quarters. She received a grant of 2,362 restricted stock units on October 22, 2025, when the closing price per share was $75.54.
(6)Mr. Lance served on our Board of Directors for all of fiscal 2026. His fees reflect four quarterly Board retainer fees as well as serving as Chair of the Human Capital and Compensation Committee for four quarters. He received a grant of 2,362 restricted stock units on October 22, 2025, when the closing price per share was $75.54.
(7)Mr. Nearhos served on our Board of Directors for all of fiscal 2026. His fees reflect four quarterly Board retainer fees plus additional fees for service as Chair of the Audit Committee for four quarters, service as Chair of the Nominating and Governance Committee for four quarters, and service as Lead Independent Director for four quarters. Mr. Nearhos received deferred stock units in lieu of some or all of his quarterly cash retainer payments for services as a director for each quarter of fiscal 2026. He also received a grant of 2,362 deferred stock units on October 22, 2025, when the closing price per share was $75.54.
(8)Mr. Ostfeld assigns all of the compensation related to his service on our Board of Directors to JANA Partners Management, LP ("JANA"). For fiscal 2026, the compensation assigned to JANA by Mr. Ostfeld consisted of a non-employee director cash retainer of $75,000 for four quarters of service on our Board and a grant of 2,362 deferred stock units on October 22, 2025, when the closing price per share was $75.54.
(9)Ms. Plunkett served on our Board of Directors for all of fiscal 2026. Her fees reflect four quarterly Board retainer fees. She received a grant of 2,362 deferred stock units on October 22, 2025, when the closing price per share was $75.54.

The aggregate number of unvested restricted stock unit awards or deferred share units outstanding for each non-employee director at July 3, 2026, was as follows:

Name	Aggregate Unvested Stock Awards (# of shares)
Jean Bua	5,089
Orlando P. Carvalho	2,362
Gerard J. DeMuro	2,362
Lisa S. Disbrow	2,362
Howard L. Lance	2,362
Barry R. Nearhos	2,362
Scott Ostfeld (1)	—
Debora A. Plunkett	2,362
(1) Mr. Ostfeld assigns all of the compensation related to his service on our Board of Directors to JANA. As of July 3, 2026, the unvested deferred share unit awards held by JANA related to Mr. Ostfeld's service on the Board were for 2,362 shares.
Fiscal 2027
The Human Capital and Compensation Committee, with the assistance of the Committee's independent compensation consultant, performed its annual review of the Company's compensation for non-employee directors. Based on market data, including data for our peer group, the Committee recommended, and the Board of Directors approved, an increase in the cash retainer for the chairs of the Nominating and Governance Committee, the M&A and Finance Committee, and the Government Relations Committee by $3,000, and an increase in the cash retainer for the chair of the Human Capital and Compensation Committee by $5,000.

EQUITY COMPENSATION PLANS
The following table sets forth information as of July 3, 2026, with respect to existing compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders (2)	934,000	$45.00	1,958,039
Equity compensation plans not approved by shareholders	—	—	—
TOTAL	934,000	$45.00	1,958,039
(1)Does not include unvested restricted stock unit awards that are outstanding.
(2)Consists of our 2025 Long Term Incentive Plan, as amended and restated to date ("2025 Plan").

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")
Pursuant to Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in greater detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, which should result in increased value for our shareholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Required Vote
This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board of Directors, or the Human Capital and Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Human Capital and Compensation Committee will evaluate whether any actions are necessary to address our shareholders' concerns.
The affirmative vote of a majority of the votes properly cast is required to approve this Proposal 2.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers for fiscal 2026, as disclosed in the Company's Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."
Recommendation
The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2027. We are asking shareholders to ratify this appointment. Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Mercury and our shareholders. If our shareholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
Representatives of KPMG will attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from shareholders.
Required Vote
Approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2027 requires the affirmative FOR vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the ratification of the appointment.
Recommendation
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2027.

VOTING SECURITIES
Who owns more than 5% of our stock?
On September 1, 2026, the record date, there were 60,863,586 shares of our common stock outstanding. On that date, to our knowledge, there were four shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the dates noted below, regarding the beneficial ownership of these persons or entities. The "Percent of Class" was calculated using the number of shares of our common stock outstanding as of the record date.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	8,619,527	14.2%
JANA Management Partners, LP (2)	4,114,618	6.7
State Street Corporation (3)	3,865,719	6.4
Vanguard Portfolio Management LLC (4)	3,086,142	5.1
(1)Based on a Schedule 13G filed by Black Rock, Inc. ("Black Rock") with the SEC on July 29, 2026, reporting beneficial ownership as of June 30, 2026. In such Schedule 13G, Black Rock reported that it had sole voting power of 8,513,183 shares of our common stock, shared voting power of 0 shares of our common stock, sole dispositive power of 8,619,527 shares of our common stock, and shared dispositive power of 0 shares of our common stock. The reporting entity's address is 50 Hudson Yards, New York, New York 10001.
(2)Based on a Schedule 13D filed by JANA Management Partners, LP ("JANA") with the SEC on March 4, 2026, reporting beneficial ownership as of March 3, 2026. In such Schedule 13D, JANA reported that it had sole voting power of 4,114,618 shares of our common stock, shared voting power of 0 shares of our common stock, sole dispositive power of 4,114,618 shares of our common stock, and shared dispositive power of 0 shares of our common stock. The reporting entity's address is 888 7th Avenue, 24th Floor, New York, New York 10106. As a Partner and Co-Portfolio Manager of JANA, Scott Ostfeld, a member of our Board of Directors, may be deemed to beneficially own the securities held by JANA.
(3)Based on a Schedule 13G filed by State Street Corporation ("State Street") with the SEC on May 12, 2026, reporting beneficial ownership as of March 31, 2026. In such Schedule 13G, State Street reported that it had sole voting power of 0 shares of our common stock, shared voting power of 3,684,861 shares of our common stock, sole dispositive power of 0 shares of our common stock, and shared dispositive power of 3,865,719 shares of our common stock. The reporting entity's address is 1 Congress Street, Suite 1, Boston, MA 02114.
(4)Based on a Schedule 13G filed by Vanguard Portfolio Management ("Vanguard") with the SEC on July 31, 2026, reporting beneficial ownership as of June 30, 2026. In such Schedule 13G, Vanguard reported that it had sole voting power of 54,683 shares of our common stock, shared voting power of 0 shares of our common stock, sole dispositive power of 3,086,142 shares of our common stock, and shared dispositive power of 0 shares of our common stock. The reporting entity's address is 100 Vanguard Boulevard, Malvern, PA 19355.

How much stock does each of Mercury’s directors and executive officers own?
The following information is furnished as of September 1, 2026, the record date, with respect to common stock beneficially owned by: (1) our directors and director nominees; (2) our executive officers, who are listed in the "Executive Officers" section of this proxy statement; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed. The address for each director and executive officer is c/o Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.

	Number of Shares Beneficially Owned (1)	Percent of Class (1)
William L. Ballhaus (2)	323,084	*
Jean Bua (3)	5,089	*
Orlando P. Carvalho (4)	52,448	*
Gerard J. DeMuro (5)	17,481	*
Lisa S. Disbrow (6)	31,236	*
Howard L. Lance (7)	27,272	*
Barry R. Nearhos (8)	34,994	*
Scott Ostfeld (9)	—	*
Debora A. Plunkett (10)	16,833	*
David E. Farnsworth (11)	58,852	*
Stuart H. Kupinsky (12)	26,047	*
Steven V. Ratner (13)	7,970	*
All directors and executive officers as a group (12 persons) (14)	601,306	*%
* Less than 1.0%.
(1)The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of September 1, 2026, are outstanding. Excludes shares underlying stock options which are not exercisable within 60 days of September 1, 2026, shares underlying restricted stock units not vesting and deliverable within 60 days of September 1, 2026, and performance stock units in which either the performance conditions have not been certified or the underlying shares are not vesting and deliverable within 60 days of September 1, 2026.
(2)Includes (a) 287,929 shares owned by Mr. Ballhaus individually; (b) 26,683 shares owned by Mr. Ballhaus jointly with his spouse; (c) 7,066 shares owned by a family trust controlled by Mr. Ballhaus; and (d) 1,406 shares owned indirectly by Mr. Ballhaus through the Company stock fund in our 401(k) plan. Excludes (a) 467,000 shares underlying stock options; (b) 70,839 shares underlying restricted stock units; and (c) 206,361 shares underlying performance stock units (based on the number of shares issuable for target performance in respect of awards with uncertified performance conditions) that in each case are not exercisable, or vesting and deliverable, within 60 days of September 1, 2026, or have performance conditions that were not certified as of September 1, 2026.
(3)Includes 5,089 deferred stock units awarded to Ms. Bua under our stock-based plans. Excludes 2,726 deferred stock units that are not vesting within 60 days of September 1, 2026.
(4)Includes (a) 50,086 shares owned by Mr. Carvalho individually; and (b) 2,362 restricted stock units awarded to Mr. Carvalho under our stock-based plans.
(5)Includes (a) 4,532 shares owned by Mr. DeMuro individually; (b) 5,755 shares owned by a trust as to which Mr. DeMuro is the sole trustee and sole annuitant; and (c) 7,194 deferred stock units awarded to Mr. DeMuro under our stock-based plans.
(6)Includes (a) 28,874 shares owned by Ms. Disbrow individually; and (b) 2,362 restricted stock units awarded to Ms. Disbrow under our stock-based plans.
(7)Includes (a) 24,910 shares owned by Mr. Lance individually; and (b) 2,362 restricted stock units awarded to Mr. Lance under our stock-based plans.
(8)Includes (a) 20,671 shares owned by Mr. Nearhos individually; (b) 3,500 shares owned jointly by Mr. Nearhos with his spouse; and (c) 10,823 deferred stock units awarded to Mr. Nearhos under our stock-based plans, including deferred stock awards granted in lieu of cash Board retainers.

(9)Mr. Ostfeld assigns all of his deferred stock units that he receives as a director to JANA Partners Management, LP ("JANA"). JANA may be deemed to be a director by deputization by virtue of the fact that Mr. Ostfeld currently serves on our Board of Directors. JANA's common stock ownership is included within the table above titled "Who owns more than 5% of our common stock?"
(10)Includes (a) 9,639 shares owned by Ms. Plunkett individually; and (b) 7,194 deferred stock units awarded to Ms. Plunkett under our stock-based plans.
(11)Includes (a) 57,320 shares owned by Mr. Farnsworth individually; and (b) 1,532 shares owned indirectly by Mr. Farnsworth through the Company stock fund in our 401(k) plan. Excludes (a) 37,070 restricted stock units; and (b) 83,417 shares underlying performance stock units (based on the number of shares issuable for target performance in respect of awards with uncertified performance conditions) that in each case are not exercisable, or vesting and deliverable, within 60 days of September 1, 2026, or have performance conditions that were not certified as of September 1, 2026.
(12)Includes (a) 24,800 shares owned by Mr. Kupinsky individually and (b) 1,247 shares owned indirectly by Mr. Kupinsky through the Company stock fund in our 401(k) plan. Excludes (a) 23,543 restricted stock units; and (b) 58,339 shares underlying performance stock units (based on the number of shares issuable for target performance in respect of awards with uncertified performance conditions) that in each case are not exercisable, or vesting and deliverable, within 60 days of September 1, 2026, or have performance conditions that were not certified as of September 1, 2026.
(13)Includes (a) 7,958 shares owned by Mr. Ratner individually; and (b) 12 shares owned indirectly by Mr. Ratner through the Company stock fund in our 401(k) plan. Excludes (a) 14,803 shares underlying restricted stock units; and (b) 40,633 shares underlying performance stock units (based on the number of shares issuable for target performance in respect of awards with uncertified performance conditions) that in each case are not exercisable, or vesting and deliverable, within 60 days of September 1, 2026, or have performance conditions that were not certified as of September 1, 2026.
(14)Includes (a) 559,724 shares owned by directors and executive officers individually, jointly with spouses, or by family trusts controlled by directors or executives individually; (b) 37,386 stock units awarded to directors and executive officers under our stock-based plans; and (c) 4,196 shares owned indirectly by executive officers through the Company stock fund in our 401(k) plan.

EXECUTIVE OFFICERS
Who are Mercury’s executive officers?
The following persons are our executive officers as of the date of filing of this proxy statement:

Name	Age	Position
William L. Ballhaus	59	Chairman of the Board, President, and Chief Executive Officer
David E. Farnsworth	66	Executive Vice President, Chief Financial Officer
Stuart H. Kupinsky	58	Executive Vice President, Chief Legal Officer, and Corporate Secretary
Steven V. Ratner	50	Executive Vice President, Chief Human Resources Officer
Our executive officers are appointed to office by the Board of Directors at the first board meeting following the Annual Meeting of Shareholders or at other board meetings as appropriate, and hold office until the first board meeting following the next Annual Meeting of Shareholders and until a successor is chosen, subject to prior death, resignation or removal.

William L. Ballhaus
William L. Ballhaus joined Mercury's Board of Directors as a non-employee director in June 2022, was appointed interim President and Chief Executive Officer on June 24, 2023, and was appointed President and CEO effective August 15, 2023. In October 2023, Mr. Ballhaus became the Company's Chairman of the Board effective with the annual meeting of shareholders. Mr. Ballhaus has significant experience in the aerospace, defense, and technology industries, including multiple CEO roles, as well as experience in operational transformations and delivering strong results. He previously served as Chairman and CEO of Blackboard, Inc., a leading EdTech company, from 2016 until its merger with Anthology in 2021. Prior to that, he served as CEO and President of SRA International, Inc., a provider of information technology services, from 2011 until the creation of CSRA Inc. from SRA International Inc.'s and CSC's U.S. public sector business. Before that, Mr. Ballhaus served as CEO and President of government contractor DynCorp International from 2008 to 2010. Mr. Ballhaus has also held senior leadership positions at BAE Systems, Boeing, and Hughes, where he led global government and commercial technology businesses particularly focused on software and IT.

David E. Farnsworth
David E. Farnsworth joined Mercury in July 2023 as Executive Vice President and Chief Financial Officer. Mr. Farnsworth was the Chief Financial Officer of HawkEye 360, a radio frequency data analytics company from 2020 to 2023. Before joining HawkEye 360, Mr. Farnsworth was Vice President and Chief Financial Officer for Integrated Defense Systems of Raytheon Company from 2018 to 2020. Before that, he was CFO for the Intelligence, Information, and Services segment of Raytheon. In March 2025, Mr. Farnsworth was appointed as a non-voting Board advisor at V2X Inc., and in August 2025 he was appointed to the Board at V2X., a leading facilities management, logistics, and network communications services company.

Stuart H. Kupinsky
Stuart H. Kupinsky joined Mercury in January 2024 as Executive Vice President, Chief Legal Officer, and Corporate Secretary. Previously, Mr. Kupinsky served as Chief Legal Officer and General Counsel for five public and private technology companies, including Tekelec, Inc., a public global telecommunications technology company serving the U.S. Department of Defense until its sale to Oracle. Mr. Kupinsky was also Chief Counsel for FirstNet, a multibillion-dollar independent government agency building a nationwide network for first responders. Earlier in his career he served as a trial attorney for the U.S. Department of Justice and as a law clerk on the U.S. Court of Appeals for the Federal Circuit.

Steven V. Ratner
Steve V. Ratner joined Mercury in May 2022 as Senior Vice President and Chief Human Resources Officer and in September 2023 he became the Company's Executive Vice President, Chief Human Resources Officer. Mr. Ratner brings more than 20 years of human resources leadership experience with extensive HR strategy, compensation, and employee engagement expertise. Prior to Mercury, he was Vice President of Human Resources for Raytheon Missiles & Defense, a Raytheon Technologies business segment with approximately $16 billion in annual revenues and over 30,000 employees worldwide, from 2020 to 2022. Prior to that, he was Vice President of Human Resources and Security at Raytheon Integrated Defense Systems from 2015 to 2020. He has held numerous HR leadership positions throughout his career.

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
This Compensation Discussion and Analysis describes our executive compensation program for our 2026 fiscal year, including the compensation framework applied by the Human Capital and Compensation Committee of our Board of Directors (the "Committee") in determining the pay levels and programs available to our named executive officers for whom compensation is disclosed in the compensation tables included in the Tabular Executive Compensation Disclosure section of this proxy statement. The named executive officers for our 2026 fiscal year are:

Name	Position
William L. Ballhaus	Chairman of the Board, President, and Chief Executive Officer
David E. Farnsworth	Executive Vice President and Chief Financial Officer
Stuart H. Kupinsky	Executive Vice President, Chief Legal Officer, and Corporate Secretary
Steven V. Ratner	Executive Vice President and Chief Human Resources Officer
Company Background
Mercury Systems is a global leader in aerospace and defense electronics, providing breakthrough capabilities in signal and data processing. With a four-decade legacy of innovation that spans silicon to systems and radio frequency front ends to effectors, we accelerate commercial technology adoption to deliver powerful and secure mission-critical processing solutions to the edge. We are headquartered in Andover, Massachusetts, and have multiple locations worldwide. Our end-to-end processing ecosystem, the Mercury Processing Platform, is built on technologies we have developed and acquired over 40 years. Our technologies are available as standard products or custom solutions from silicon to system scale to ensure interoperability, reduced complexity, optimized performance and speed of development.

As a leading manufacturer of essential components, modules and subsystems, we sell to the top U.S. and European defense prime contractors, the U.S. government and original equipment manufacturers commercial aerospace companies. Our customers deploy our solutions for a variety of applications including sensor and radar processing, electronic warfare, avionics, weapons, and command, control, communications, computers, and intelligence. We deliver a trusted, robust portfolio of proven capabilities, built on the most advanced commercial silicon technologies to exceed the performance needs of our defense and commercial customers.

Our capabilities, technology, people, culture, and research and development strategy all differentiate Mercury in the aerospace and defense industry. We maintain our technological edge by investing in the critical building blocks of processing, developing valuable intellectual property and embracing open standards and architectures. This lets us rapidly shape these building blocks into products and solutions for highly data-intensive missions, including emerging areas like artificial intelligence processing at the edge.
2026 Financial Results
We delivered strong financial performance for 2026, reflecting solid execution, a more mature operating model and the benefits of a disciplined, performance-driven organization. Our results on key financial measures were as follows:
•Our revenues increased by 7.9%, from $912.0 million for fiscal 2025 to $983.6 million for fiscal 2026.
•Our net loss improved to $29.7 million for fiscal 2026, compared to $37.9 million for fiscal 2025. Our adjusted EBITDA, a non-GAAP financial measure, increased by 25.7%, from $119.4 million for fiscal 2025 to $150.2 million for fiscal 2026. The adjusted EBITDA results discussed in this paragraph are subject to the adjustments set forth in "Appendix A: Reconciliation of Non-GAAP Measures."
•Our cash flows provided by operating activities in fiscal 2026 were $102.4 million, compared to $138.9 million in fiscal 2025. Our free cash flow, a non-GAAP financial measure defined as cash flows from operating activities less capital expenditures for property and equipment, was $68.1 million for fiscal 2026 and $119.0 million for fiscal 2025. The free cash flow results discussed in this paragraph are subject to the adjustments set forth in "Appendix A: Reconciliation of Non-GAAP Measures."
•Our bookings increased from $1.03 billion in fiscal 2025 to $1.55 billion in fiscal 2026, a Mercury record. Our book-to-bill ratio increased from 1.13x in fiscal 2025 to a record 1.57x in fiscal 2026.

•Our total backlog at year end increased from $1.40 billion for fiscal 2025 to a record $1.95 billion for fiscal 2026, of which $996.0 million is expected to be recognized as revenue during fiscal 2026.
Our performance demonstrates the continued success of the transformation of our executive management team, corporate organization and business strategy that began with the appointment of our CEO at the start of fiscal 2024. During fiscal 2024-2026, we achieved a total shareholder return of 265%. For the same period, we increased our market capitalization from $1.57 billion to $7.52 billion.
Compensation Philosophy, 2026 Target Pay and 2026 Incentive Plan Payouts
Compensation Philosophy. As part of our results-oriented culture, we emphasize performance through smaller, integrated teams because we believe they promote agility, innovation, efficiency, collaboration and accountability, fostering better decision making and optimizing outcomes. Consistent with this approach, over the past three fiscal years we substantially reduced the size of our executive leadership team from ten to four members. To attract and retain top talent capable of thriving in this high-performance, high-contribution environment, we believe it is appropriate to consider a full array of market data from the market 25th through 75th percentile pay levels as reference points in making executive pay decisions, subject to adjustments based on experience, performance, and the other individual factors as described in "– Use of Market Data and Competitive Compensation Positioning." This approach ensures our executive pay is competitive, taking into account the elevated expectations and value delivered by our executives. In addition, consistent with our pay-for-performance orientation, the majority of each executive's target pay is in the form of variable incentive compensation that is subject to future performance to have any realized value. For a further discussion, see "– Mix of Pay."
2026 Target Pay. The table below details each named executive officer's annual base salary, target annual incentive opportunity ("target bonus") and grant date target value of annual long-term incentive awards (collectively, "target pay") for fiscal 2026. We use target pay as the basis for benchmarking our named executive officers' annual compensation and for allocating compensation among different pay elements.

Target Pay for Fiscal 2026
	Salary(1)	Target Bonus as % of Salary(1)	Target Annual LTI Awards(2)	Target Pay
William L. Ballhaus	$1,020,000	150%	$6,150,000	$8,700,000
David E. Farnsworth	482,040	110%	1,600,000	2,612,284
Stuart H. Kupinsky	479,723	100%	1,200,000	2,159,446
Steven V. Ratner	466,663	100%	1,100,000	2,033,326
(1)Represents each executive's annual base salary rate and target bonus as a percentage of salary at the end of fiscal 2026.
(2)Represents target long-term incentive ("LTI") awards granted to our named executive officers as part of their annual compensation for fiscal 2026.
2026 Incentive Plan Payouts. Payouts under our annual incentive plan ("AIP") and our long-term incentive ("LTI") performance awards are subject to the achievement of pre-established targets.
With respect to the AIP, our overall financial performance achievements for fiscal 2026 exceeded plan targets, which are based on adjusted EBITDA, adjusted free cash flow and organic revenue. Accordingly, aggregate plan payouts to our named executive officers for fiscal 2026 represented 127.2% of their respective target bonuses. For a further discussion, see "– Elements of Fiscal 2026 Target Pay – Annual Incentives."
For the fiscal 2024-2026 performance cycle of our long-term performance awards, our total shareholder return approximated the 75th percentile of our peer companies. However, both adjusted EBITDA margin and organic revenue growth for the same period were below threshold goals, resulting in no payout for these metrics. Under the formula-based design of the performance awards, these outcomes resulted in calculated payouts to our named executive officers of 24.4% of their respective target shares awarded. In light of the substantial misalignment between the value created for shareholders for this period and the award payouts to be received by our named executive officers, the Committee engaged in a comprehensive review of our underlying fiscal performance. As part of the review, the Committee considered that our 2024 financial performance was negatively impacted by transitory challenges that were not anticipated at the time the goals for the performance awards were established. The Committee noted that these challenges emerged at a time that our leadership team was newly reconstituted, and that despite these headwinds, we made considerable progress in our priority areas during 2024, accompanied by substantially improved financial results in the second half of the year, followed by strong performance for fiscal 2025 and 2026. Following the Committee's further review of its independent compensation consultant's analysis of the alignment of pay with performance for each of our named executive officers, the Committee determined to amend the performance awards granted to our named executive officers, other than those awarded to our CEO, to provide for an additional payout of 50% of their respective target shares (representing a Threshold payout under the performance awards based on internal performance measures) contingent on their continued employment for an additional one-year vesting period. The additional payouts will be reported as fiscal 2027 stock awards in the Tabular Executive Compensation Disclosure section of our 2027 proxy statement, because the Committee's approval of these awards was made in fiscal 2027. For a further discussion, see "– Payouts Under Fiscal 2024 Performance Stock Awards."
2025 ADVISORY "SAY-ON-PAY" VOTE ON EXECUTIVE COMPENSATION AND SHAREHOLDER ENGAGEMENT
At our 2025 annual shareholders meeting, we received the support of 96% of the votes cast on our Say-on-Pay proposal. We believe that this strong level of shareholder support demonstrates, among other things, the effectiveness of the significant changes made to our compensation program over the past several years in response to shareholder feedback. The principal features of our compensation program are discussed in "– Sound Pay Practices" and "– Program Overview" below.
During 2026, we continued our annual shareholder engagement efforts through investor relations- and stewardship team-based invitations to our largest shareholders representing a substantial majority of our outstanding shares as of the record date of our 2026 annual meeting. We will continue to engage with our shareholders on an ongoing basis and consider their feedback when making future decisions about our executive compensation programs.
SOUND PAY PRACTICES
The Committee believes that Mercury's executive compensation program reinforces our pay-for-performance culture and includes corporate governance practices that are considered by investors to promote strong alignment with, and appropriate protections of, their interests. The table below highlights key features of our executive compensation program.

Executive Compensation Program Features
Executive Compensation Program Includes

•Transparent, formulaic incentive plans designed to promote short- and long-term business success based on measures that are tied to our strategic priorities and investor outcomes
•Limits on maximum payouts under incentive plans
•Strong emphasis on long-term, performance-based compensation
•Limited perquisites consistent with competitive practices
•Meaningful stock ownership guidelines that align executive and shareholder interests
•Clawback policy that provides for recoupment of performance-based compensation and time-based LTI awards in connection with financial restatements, regardless of individual culpability
•Double trigger provisions for accelerated equity vesting and cash severance payable in connection with a change in control
•Retention of an independent executive compensation consulting firm that reports directly to the Committee and does not perform any additional services for management
•Annual reviews and, when appropriate, modifications of the composition of the compensation peer group used to benchmark executive pay levels and practices
•Annual Say-on-Pay advisory votes and shareholder engagement that provides the Committee with feedback considered when making future executive compensation decisions

Executive Compensation Program Does not Include or Prohibits

•Guarantees regarding future increases in target pay, or future payouts under annual or long-term incentive programs
•Excise tax gross-ups on severance or change in control payments
•Repricing of stock options or other stock-based awards without shareholder approval
•Excessive severance or change in control provisions
•Hedging or pledging of Company stock by named executive officers and non-employee directors

PROGRAM OVERVIEW
The table below outlines the principal elements of our executive compensation program for fiscal 2026. Detailed descriptions of each element of compensation and discussion of how the Committee determined compensation levels for fiscal 2026 can be found in the section "— Elements of Fiscal 2026 Target Pay."

2026 Compensation Program Design
Plan	Annual Pay Element and Weightings	Performance and Vesting Period	Performance Measures (and Weightings)	Payout Range (vs. Target)
—	Base Salary	—	—	—
Annual Incentive Plan	Cash Bonus	Annual	Adjusted EBITDA (50%)	0% to 150%
Adjusted Free Cash Flow (30%)
Organic Revenue (20%)
Long-Term Incentive Plan	Performance Stock Units •60% for CEO •55% for other named executive officers	Vests after three years based on performance over three-year fiscal period	Adjusted EBITDA Margin (50%)	0% to 225%
Organic Revenue Growth (50%)
Relative TSR (± 25%)
	Restricted Stock Units •40% for CEO •45% for other named executive offers	Vests over three years in equal annual increments	—
DETERMINING EXECUTIVE COMPENSATION
Role of the Human Capital and Compensation Committee
Our executive compensation program is administered by the Committee. The Committee is primarily responsible for the review and approval of compensation for all of our executive officers. Compensation for our Chief Executive Officer is further subject to ratification by a majority of the independent directors on the Board. For a further discussion of the Committee's key areas of responsibility, see "Corporate Governance — What committees has the Board established? — Human Capital and Compensation Committee."
Role of Management and the Chief Executive Officer
Our human resources, finance and legal departments assist the Committee in the design and development of competitive compensation programs by providing data and analyses to the Committee and its independent compensation consultant in order to ensure that our programs and incentives align with and support our business strategy. Management also recommends incentive plan metrics, performance goals and other plan objectives to be achieved, based on our expected performance and subject to Committee approval.
In connection with setting target compensation for fiscal 2026, our CEO reviewed the performance of the other executive officers of the Company and submitted recommendations to the Committee for proposed target pay adjustments. Our human resources department provided data and analyses to the CEO to assist him in these activities. No executive officer participated in the setting of his or her own compensation and, except as described above, no executive officer other than our CEO participated in the setting of the compensation of any other executive officer during fiscal 2026.
Role of the Compensation Consultant
The Committee has the sole authority to select, retain, terminate and approve the fees payable to outside consultants to provide it with advice on various aspects of executive compensation design and delivery.
During fiscal 2026, the Committee retained Meridian to provide information, analyses and advice regarding executive and non-employee director compensation generally. In the course of conducting its activities, representatives of Meridian attended meetings of the Committee and presented findings and recommendations to the Committee for discussion. Representatives of Meridian also met with management to obtain and validate data and review materials. Beyond providing advice and recommendations on the amount and form of executive and director compensation, Meridian provided no additional services to either the Committee or management during fiscal 2026.
MIX OF PAY
The Committee believes that Mercury's pay mix strongly supports the Company's pay-for-performance culture. For fiscal 2026, approximately 88% of our CEO’s target pay was in the form of variable pay subject to either the achievement of objective performance goals or the future movement of our stock price. Base salary is the only element of target pay that is not variable and does not fluctuate based on such future performance. As illustrated below, the mix of incentive compensation for our named executive officers is balanced to avoid the risk of emphasizing short-term gains at the expense of long-term performance. The emphasis on long-term incentives demonstrates our strong commitment to the alignment of management and shareholder interests over time.
(1)For a further discussion of the amounts underlying our named executive officers' target pay for fiscal year 2026, see "—Executive Summary — 2026 Target Pay."
(2)The target pay mix for these officers was calculated on an aggregate basis.

USE OF MARKET DATA AND COMPETITIVE COMPENSATION POSITIONING
Compensation Peer Group
The Committee believes that Mercury's success is dependent upon its ability to continue to attract and retain high-performing executives. To understand the alignment of our executive compensation practices and pay levels with competitive market trends, the Committee has historically monitored executive pay at selected technology, aerospace and defense, and other industrial companies ("peers") with whom Mercury competes for business, executive talent or investor capital.
On an annual basis, the Committee selects a group of peer companies for use in benchmarking target pay levels and practices and making pay decisions for the following fiscal year. For fiscal 2026, the Committee continued to use a scorecard approach to peer company selection that took relevant factors into account for each potential peer considered, including comparable industry and financial demographics; representation in defense and aerospace stock indices; use as a Mercury comparator by one of Mercury's stock analysts or by nationally-recognized proxy advisors; use of Mercury by the potential peer as one of its own peers for executive pay benchmarking; and prior inclusion by Mercury as a component in its compensation peer group used for making pay decisions for fiscal 2025.
The table below shows the composition of our peer group that was established by the Committee in January 2025 for use in benchmarking target pay levels and practices to support pay decisions for fiscal 2026.

Compensation Peer Group for Fiscal 2026
AeroVironment, Inc.	Ducommun Incorporated	MACOM Technology Solutions Holdings, Inc.
Axcelis Technologies, Inc.	FormFactor, Inc.	Novanta Inc.
Belden Inc.	Infinera Corporation	Onto Innovation Inc.
BWX Technologies, Inc.	Knowles Corporation	OSI Systems, Inc.
Curtiss-Wright Corporation	Kratos Defense & Security Solutions, Inc.	RBC Bearings Incorporated
Diodes Incorporated	Leonardo DRS, Inc.	Rogers Corporation
The Committee subsequently met in January 2026 to consider whether, referencing relevant factors and changes in financial demographics for both Mercury and its current or potential peers since January 2025, any changes should be made to the peer group to support its suitability for use in connection with target pay decisions for fiscal 2027. As compared to the peer group used to set target pay for fiscal 2026, the Committee determined to remove Infinera Corporation due to its acquisition by Nokia.
Use of Market Data
In reviewing competitive compensation levels of our named executive officers at the beginning of fiscal 2026, the Committee considered compensation peer group data for Messrs. Ballhaus and Farnsworth (respectively our Chief Executive Officer and Chief Financial Officer). For Messrs. Kupinsky and Ratner (respectively our Chief Legal Officer and our Chief Human Resources Officer), the Committee considered survey data from the Radford Global Technology Survey ("Survey Data") specific to publicly traded companies of similar industry and revenue size to our own because it believed that using a broader survey group more accurately reflected the labor market for these positions and ensured a meaningful sample size.
Competitive Market Positioning
The Committee's practice is to make pay decisions regarding the elements of compensation that compose each named executive officer's target pay (base salary, target bonus and grant date target value of long-term incentives) in July or August of each fiscal year. As part of its decision-making process, the Committee compares each named executive officer's target pay for the fiscal year against market 25th, median and 75th percentile pay levels as reference points in making executive pay decisions; however, the Committee does not use market data in isolation in determining pay. Instead, competitive market data serves as one of many considerations used by the Committee in determining base salary adjustments and target pay opportunities for both annual and long-term incentives. The primary factors considered by the Committee in making its annual pay determinations are shown below.

Target Pay Determinants
•Positioning to competitive market pay levels	•Long-term financial and individual performance	•Role and responsibilities relative to benchmark, including as a result of executive leadership team size
•Competitive mix of fixed and variable pay	•Tenure and experience in role	•Internal pay equity
•Competitive mix of cash and equity	•Expected future contributions and market conditions	•Prior year's compensation levels

ELEMENTS OF FISCAL 2026 TARGET PAY
Base Salary
Base salary serves as the foundation of an executive's compensation and is an important component in our ability to attract and retain executive talent. On an individual basis, the Committee considers each executive's role and responsibilities, experience, tenure, business results and individual performance, competitive market pay levels and internal pay equity considerations in making base salary adjustments. Our named executive officers received base salary merit increases for fiscal 2026 ranging from 3.5% to 4.0% of their respective base salaries as of the end of fiscal 2025. Merit increases for fiscal 2026 became effective on September 20, 2025.

	Fiscal 2026 Base Salary(1)	Fiscal 2025 Base Salary(2)	Percent Change
William L. Ballhaus	$1,020,000	$983,000	3.8%
David E. Farnsworth	482,040	463,500	4.0%
Stuart H. Kupinsky	479,723	463,500	3.5%
Steven V. Ratner	466,663	450,883	3.5%
(1)Reflects each executive's annual base salary rate at the end of fiscal 2026.
(2)Reflects each executive's annual base salary rate at the end of fiscal 2025.

Annual Incentives

Key Features of the Annual Incentive Plan for Fiscal 2026
•Performance compared to pre-established annual goals for adjusted EBITDA, organic revenue and adjusted free cash flow
•Individual weightings used for each performance measure to calculate plan payouts are reviewed annually to ensure alignment with our priority focus areas for the fiscal year
•Payouts can range from 0% to 150% of target bonus based on performance
•The Committee retains discretion to adjust payouts, including to provide for a holistic assessment of our overall performance that is not limited to pre-established financial goals embedded in our annual operating plan

The annual incentive plan (or AIP) provides our executives with the opportunity to earn annual cash incentive awards based on their respective target bonuses and on company performance relative to pre-established goals for adjusted EBITDA, adjusted free cash flow and organic revenue. We chose these performance measures for our AIP because we believe that they constitute the most important financial measures that drive long-term shareholder value creation. While these performance measures are limited to financial measures, we believe that other items not captured in annual financial performance can drive long-term shareholder value creation, and the Committee therefore retains discretion to adjust plan payouts based on its holistic assessment of overall performance as appropriate.
For fiscal 2026, 50%, 30% and 20% of each participant's payout was tied to our results for the above performance measures, respectively. We selected these different weightings for the performance measures under the AIP to align with their relative importance in respect of our priority focus areas for the 2026 fiscal year. As compared to our fiscal 2025 AIP, we emphasized the shift in importance of organic revenue growth by increasing the 2026 weighting of organic revenue by 5% and decreasing the weighting of free cash flow by 5% accordingly.
Target Bonuses for Fiscal 2026
AIP target bonuses are established annually for each named executive officer as a percentage of their base salary for the fiscal year. For fiscal 2026, the AIP target bonus percentage for each of our named executive officers was held constant at the fiscal 2025 level.

	Fiscal 2026 Base Salary(1)	Fiscal 2026 Target Bonus (%)	Fiscal 2026 Target Bonus ($)
William L. Ballhaus	$1,020,000	150%	$1,530,000
David E. Farnsworth	482,040	110%	530,244
Stuart H. Kupinsky	479,723	100%	479,723
Steven V. Ratner	466,663	100%	466,663
(1)Reflects each executive's annual base salary rate at the end of fiscal 2026.
Performance Goals and Payout Ranges for Fiscal 2026
The Committee established threshold, target and maximum performance goals and related payout factors for each of our performance measures under the AIP at the beginning of our fiscal year in August 2025. The table below sets forth the specific performance goals and related payout factors established by the Committee under the AIP for fiscal 2026.

Performance Goals for Fiscal 2026(1)
Achievement Levels	Adjusted EBITDA (50% Weighting)	Adjusted Free Cash Flow (30% Weighting)(2)	Organic Revenue (20% Weighting)	Payout Factor (% of Target Bonus)(3)
Maximum	≥ $ 155.3	≥ $ 84.4	≥ $ 1,028.5	150%
Target	135.0	67.5	935.0	100%
Threshold	114.8	50.6	841.5	50%
Below Threshold	< 114.8	< 50.6	< 841.5	0%
(1)All performance goals are expressed in millions.
(2)The 2026 Target goal for adjusted free cash flow of $67.5 represents a conversion rate of 50% of the 2026 Target goal for adjusted EBITDA of $135.0, and is the same conversion rate that was used in setting the 2025 Target goal for adjusted free cash flow under our 2025 AIP.
(3)Payouts for performance between the stated achievement levels are calculated using linear interpolation.

Results and AIP Payouts for Fiscal 2026
For purposes of calculating actual financial results under the AIP relative to threshold, target and maximum performance goals, the Committee determined at the time the goals were set to exclude the effects of specific categories of items that it believed were not reflective of operating performance. For a further discussion of these adjustments, see "Appendix A: Reconciliation of Non-GAAP Measures." After giving effect to these adjustments, our calculated performance under the AIP for fiscal 2026 appears in the table below.

Calculated AIP Results for Fiscal 2026(1)
Performance Goal	Performance Achieved(2)	Payout Factor	Weighting	Payout Earned (% of Target Bonus)
Adjusted EBITDA	$150.2	137.4%	50%	68.7%
Adjusted Free Cash Flow	$71.2	110.9%	30%	33.3%
Organic Revenue	$983.6	126.0%	20%	25.2%
Total				127.2%
(1)As discussed above, the Committee retains discretion under the AIP to adjust calculated payouts. The Committee did not make any such adjustments for fiscal 2026.
(2)Performance results are expressed in millions.

    The amounts earned under the AIP by the named executive officers for fiscal 2026 are set forth below, and were paid on September 3, 2026.

AIP Payouts for Fiscal 2026
	Fiscal 2026 Target Bonus	Fiscal 2026 AIP Payout (%)	Fiscal 2026 AIP Payout ($)
William L. Ballhaus	$1,530,000	127.2%	$1,946,160
David E. Farnsworth	530,244	127.2%	674,470
Stuart H. Kupinsky	479,723	127.2%	610,207
Steven V. Ratner	466,663	127.2%	593,596

Long-Term Incentives
Long-term incentive (or LTI) awards are intended to align the interests of our named executive officers with shareholders by linking a meaningful portion of executive pay to shareholder value creation over a multi-year period. LTI awards are also provided to drive the performance of our long-term business strategy, engage and retain our key executives and facilitate ownership of our common stock. The Committee generally grants LTI awards to our named executive officers in the form of restricted stock units ("RSUs") and performance stock units ("PSUs").
Restricted Stock Units
RSUs are awarded to named executive officers under our LTI program to facilitate executive ownership of company stock, to align the interests of our executives with those of our shareholders and to support retention. RSUs vest in annual increments over a three-year period and the ultimate value of these awards to recipients is dependent on our stock price at the time of vesting.
Performance Stock Units
PSUs are awarded to named executive officers under our LTI program primarily to motivate multi-year financial achievements that are aligned with shareholder value creation. Award payouts under PSUs are tied to Mercury's financial performance over a three-year fiscal period beginning with the year in which they are granted. The financial performance measures used to calculate award payouts are adjusted EBITDA margin (which is adjusted EBITDA divided by organic revenue) and organic revenue, each of which is equally weighted in determining overall performance. The payout factor for each measure ranges from 0% to 200%. The award payout is also subject to a modifier based on Mercury's total shareholder return ("TSR") for the performance period relative to the companies within the SPADE® Defense Index. This modifier can increase or decrease the payout percentage of the award by up to 25 percentage points. Accordingly, if maximum performance is achieved for the two performance measures (200%) and the relative TSR modifier (+ 25%), the award payout would be 225% of the target number of shares awarded.
For the PSUs awarded to our named executive officers in fiscal 2026, the Committee established annual performance goals for adjusted EBITDA margin and organic revenue for each year within the fiscal 2026-2028 performance period, subject to a three-year TSR-based performance modifier. For a further discussion, see "— Interim Performance Under Fiscal 2026 Performance Stock Units."
Annual Long-Term Incentive Awards Granted to Named Executive Officers in Fiscal 2026
The Committee typically approves the grant of LTI awards for named executive officers on an annual basis in mid-August. For fiscal 2026, the Committee (and in the case of Mr. Ballhaus, the independent directors on the Board) approved the annual LTI awards below, which were granted on August 15, 2025. Mr. Ballhaus was granted 60% of his awards in the form of PSUs and 40% in the form of RSUs. The other named executive officers were granted 55% of their awards in the form of PSUs and 45% in the form of RSUs.

Grant Date Target Value of Annual LTI Awards for Fiscal 2026(1)
	Total Awarded	Conversion Price(2)	Performance Stock Units		Restricted Stock Units
	($)	($)	($)	(Shares)	($)	(Shares)
William L. Ballhaus	$6,150,000	$54.74	$3,690,000	67,410	$2,460,000	44,940
David E. Farnsworth	1,600,000	54.74	880,000	16,076	720,000	13,153
Stuart H. Kupinsky	1,200,000	54.74	660,000	12,057	540,000	9,865
Steven V. Ratner	1,100,000	54.74	605,000	11,052	495,000	9,043
(1)The grant date target values reported in the table above differ from the grant date fair values for these awards that are disclosed in the tables that appear in the Tabular Executive Compensation Disclosure section of this proxy statement because they are calculated using different methodologies and assumptions. For a further discussion, see Note 1 to the Summary Compensation Table.
(2)Grant date target values were converted into the number of shares underlying each award based on the average closing price of Mercury's common stock during the 30 calendar days prior to the grant date.

PAYOUTS UNDER FISCAL 2024 PERFORMANCE STOCK AWARDS
Our named executive officers received performance stock awards in fiscal 2024 (the "2024 PSAs") that provide for payouts of up to 200% of each recipient’s target shares based on our adjusted EBITDA margin and organic revenue performance for fiscal 2024-2026, subject to a modifier that could adjust award payouts upward or downward by up to 25 percentage points based on our TSR relative to other SPADE Defense Index companies for fiscal 2024-2026. The specific details of the performance and payout criteria for these awards are set forth below.

Performance Goals Under 2024 PSAs for Fiscal 2024-2026
	Financial Performance Measures			Market Performance Modifier
Achievement Levels	Adjusted EBITDA Margin (50% Weighting)	Organic Revenue(1) (50% Weighting)	Payout Factor (% of Target Shares)	Relative TSR Percentile Ranking	Adjustment to Payout Factor
Maximum	≥ 21.7%	≥ $ 3,467.2	200%	≥ 75th Percentile	Add 25%
Target	19.7%	3,152.0	100%	50-55th Percentile	None
Threshold	17.7%	2,836.8	50%	25th Percentile	Subtract 25%
Below Threshold	< 17.7%	< 2,836.8	0%	< 25th Percentile	Subtract 25%
(1)Organic Revenue performance goals are expressed in millions.
For the fiscal 2024-2026 performance period, our adjusted EBITDA margin and organic revenue results were 10.2% and $2,731 million, respectively, each of which was insufficient to earn any payout under the 2024 PSAs. However, during this same performance period, our relative TSR at the 74.4th percentile of SPADE Defense Index companies approximated the maximum level of performance for shareholder value creation under the 2024 PSAs, resulting in award recipients earning a calculated payout of 24.4% of their target shares.
In light of the substantial misalignment between shareholder outcomes and the payouts to be received by our named executive officers, the Committee engaged in a comprehensive review of our underlying fiscal 2024-2026 performance. As noted in our 2024 proxy statement, our 2024 financial performance was negatively impacted by transitory challenges – primarily relating to warranty and inventory reserves, changes in contract cost estimates, renegotiation of underperforming contracts and technical and production challenges relating to our common processing architecture – which were not anticipated at the time the performance targets for the 2024 PSAs were established, obscuring solid performance elsewhere in the business. Furthermore, these challenges emerged at a time that our leadership team was newly reconstituted, including our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, each of whom was appointed to their respective roles during or immediately prior to the start of fiscal 2024. Nonetheless, we responded to these challenges with considerable progress in our priority areas during 2024, accompanied by substantially improved financial results in the second half of the year, followed by strong performance in fiscal 2025 and 2026.

The Committee instructed its independent compensation consultant to prepare a review of the alignment of pay with performance for each of our named executive officers during the fiscal 2024-2026 time period, including alternatives for addressing dislocations in a manner that maintained our desired pay-for-performance philosophy consistent with the continuing leadership team’s financial and shareholder return achievements. Following a review of this analysis and of our performance as described above, the Committee determined to amend the 2024 PSAs awarded to our Chief Financial Officer, Chief Legal Officer and Chief Human Resources Officer to provide for an additional payout of 50% of their respective target shares (representing a Threshold payout under the 2024 PSAs based on financial performance measures), contingent on their continued employment for an additional one-year vesting period, with each of the recipients consenting to the amendment of their respective 2024 PSA award agreement. The Committee further determined that it would not amend the 2024 PSAs awarded to our Chief Executive Officer, who agreed with the Committee’s determination. No other employees held 2024 PSAs at the time of the Committee’s determinations. The specific details of the final payouts under the 2024 PSAs are set forth below.

Final Payouts Under 2024 PSAs
	Grant Date	Target Shares Granted	Calculated Payout	Calculated Shares Earned	Vesting Date for Calculated Shares	Additional Payout	Additional Shares Earned(1)	Vesting Date for Additional Shares
William L. Ballhaus	8/17/2023	92,972	24.4%	22,685	8/17/2026	—	—	—
David E. Farnsworth	8/17/2023	63,576(2)	24.4%	15,512	8/17/2026	50.0%	31,789	8/17/2027
Stuart H. Kupinsky	2/14/2024	27,255	24.4%	6,650	2/14/2027	50.0%	13,628	2/14/2028
Steven V. Ratner	8/17/2023	10,528	24.4%	2,569	8/17/2026	50.0%	5,264	8/17/2027
(1)The additional shares earned will be reported in the Tabular Executive Compensation Disclosure section of our 2027 proxy statement, as compensation awarded in fiscal 2027, because the Committee's determination to award these shares was made in that year.
(2)Reflects two separate awards made to Mr. Farnsworth on the same date, under which he was granted 41,017 target shares in connection with his hire and 22,559 target shares as part of his annual compensation for fiscal year 2024

INTERIM PERFORMANCE UNDER FISCAL 2025 PERFORMANCE STOCK UNITS
Our named executive officers received performance stock units in fiscal 2025 (the "2025 PSUs") that provide for payouts of up to 200% of each recipient’s target shares based on our financial performance for each year within the fiscal 2025-2027 performance period, subject to a market performance modifier that can adjust award payouts upward or downward by up to 25 percentage points based on our TSR for the performance period relative to other SPADE Defense Index companies. Our financial performance under the 2025 PSUs is measured by our adjusted EBITDA margin and organic revenue achievements, each of which is equally weighted in determining performance-based payouts for each fiscal year.
At the time the 2025 PSUs were granted to the named executive officers, the Committee established fixed performance goals for measuring our 2025 financial performance, and formula-based performance goals for measuring our 2026 and 2027 financial performance. Under this approach, the performance goals for fiscal 2026 and 2027 are determined by applying pre-established growth factors to our actual results for fiscal 2025 and 2026, respectively, subject to minimum performance requirements. The Committee determined to use a mix of fixed and formula-based performance requirements to emphasize management's accountability for delivering meaningful financial results during a period of geopolitical uncertainty, which created challenges to effective long-term forecasting.
The financial performance goals for fiscal 2025 and 2026 and related results for these awards, as well as the criteria and performance through fiscal 2026 for the market performance modifier, are set forth below. Our financial performance goals and results under these awards for fiscal 2027 will be reported in our 2027 proxy statement.

Financial Goals and Performance Results
Our financial performance goals and actual results under the 2025 PSUs for fiscal 2025 and 2026 are set forth in the table below.

Financial Performance Goals and Actual Results Under 2025 PSUs
	Adjusted EBITDA Margin (50% Weighting)				Organic Revenue(1) (50% Weighting)
	Performance Goals(2)			Actual Results(3)	Performance Goals(2)			Actual Results(3)
	Threshold(4)	Target(5)	Maximum(6)		Threshold(4)	Target(5)	Maximum(6)
Fiscal 2025	13.1%	14.6%	16.1%	13.1%	$771.0	$857.0	$943.0	$912.0
Fiscal 2026(7)	13.1%	13.6%	15.0%	15.3%	847.4	941.6	1,035.8	983.6
(1)Organic Revenue performance goals and results are expressed in millions.
(2)Payout factors for performance between each stated achievement level are calculated using linear interpolation.
(3)Actual financial results exclude the effects of pre-established categories of items that the Committee believes are not reflective of operating performance. For a further discussion of these adjustments, see "Appendix A: Reconciliation of Non-GAAP Measures."
(4)Performance at Threshold results in a 50% payout factor; performance below Threshold results in a 0% payout factor.
(5)Performance at Target results in a 100% payout factor.
(6)Performance at Maximum results in a 200% payout factor.
(7)Performance goals for fiscal 2026 were determined using the following formula-based approach established by the Committee at the time the awards were granted:
a.Each of the 2026 Target goals was determined by applying the growth factor set forth in the table below to our fiscal 2025 result, subject to the requirement that each 2026 Target goal cannot be less than the corresponding minimum goal set forth in the table below.

Financial Performance Measure	Fiscal 2025 Performance Result	Growth Factor for Fiscal 2026 Target Goal	Minimum Target Goal for Fiscal 2026	Actual Target Goal for Fiscal 2026
Adjusted EBITDA Margin	13.1%	+50 basis points	13.6%	13.6%
Organic Revenue	$912.0	3.25%	$796.1	$941.6

b.The 2026 Maximum goal for each performance measure was determined by calculating 110% of the 2026 Target goal for such measure.
c.The 2026 Threshold goal for each performance measure determined by calculating 90% of the 2026 Target goal for such measure, subject to the requirement that the 2026 Threshold goal cannot be less than the 2025 Threshold goal for such measure.

Financial Payout Factors
The percentage of each recipient's target shares that will ultimately be earned under the 2025 PSUs will be based on the average of the financial payout factors achieved for each fiscal year within the fiscal 2025-2027 performance period, subject to a market performance modifier. The table below sets forth the financial payout factors achieved under the 2025 PSUs based on our adjusted EBITDA margin and organic revenue performance for fiscal 2025 and 2026.

Financial Payout Factors Achieved Under 2025 PSUs
Performance Period	Adjusted EBITDA Margin (50% Weighting)	Organic Revenue (50% Weighting)	Overall Payout Factor
Fiscal 2025	50.0%	164.0%	107.0%
Fiscal 2026	200.0%	144.6%	172.3%

Market Performance Modifier
As described above, the percentage of target shares earned under the 2025 PSUs is subject to a market performance modifier that can adjust award payouts upward or downward by up to 25 percentage points based on our TSR for the fiscal 2025-2027 performance period relative to other SPADE Defense Index companies. The table below sets forth the performance criteria for this modifier.

Market Performance Modifier for 2025 PSUs
Achievement Levels	FY25-27 Relative TSR Percentile Ranking	Adjustment to Award Payout(1)
Maximum	≥ 75th Percentile	+ 25 percentage points
High Target	55th Percentile	None
Low Target	50th Percentile	None
Threshold	≤ 25th Percentile	- 25 percentage points
(1)Adjustments for performance between the stated achievement levels are calculated using linear interpolation.

INTERIM PERFORMANCE UNDER FISCAL 2026 PERFORMANCE STOCK UNITS
Our named executive officers received performance stock units in fiscal 2026 (the "2026 PSUs") with performance measures, weightings and modifiers that are similar to those of the 2025 PSUs. The 2026 PSUs provide for payouts of up to 200% of each recipient’s target shares based on our financial performance for each year within the fiscal 2026-2028 performance period, subject to a market performance modifier that can adjust award payouts upward or downward by up to 25 percentage points based on our TSR for the performance period relative to other SPADE Defense Index companies. Our financial performance under the 2026 PSUs is measured by our adjusted EBITDA margin and organic revenue achievements, each of which is equally weighted in determining performance-based payouts for each fiscal year. As with the 2025 PSUs, the Committee established a mix of fixed and formula-based performance goals under the 2026 PSUs for measuring our financial performance for each fiscal year within the performance period.
The financial performance goals for fiscal 2026 and our related 2026 results for these awards, as well as the criteria and performance through the end of fiscal 2026 for the market performance modifier, are set forth below. Our financial performance goals and results under these awards for the 2027 and 2028 fiscal years will be reported in our 2027 and 2028 proxy statements, respectively.
Financial Goals and Performance Results
Our financial performance goals and actual results under the 2026 PSUs for fiscal 2026 are set forth in the table below.

Financial Performance Goals and Actual Results Under 2026 PSUs
	Adjusted EBITDA Margin (50% Weighting)				Organic Revenue(1) (50% Weighting)
	Performance Goals(2)			Actual Results(3)	Performance Goals(2)			Actual Results(3)
	Threshold(4)	Target(5)	Maximum(6)		Threshold(4)	Target(5)	Maximum(6)
Fiscal 2026	13.0%	14.4%	15.9%	15.3%	$841.5	$935.0	$1,028.5	$983.6
(1)Organic Revenue performance goals are expressed in millions.
(2)Payout factors for performance between each stated achievement level are calculated using linear interpolation.
(3)Actual financial results exclude the effects of pre-established categories of items that the Committee believes are not reflective of operating performance. For a further discussion of these adjustments, see "Appendix A: Reconciliation of Non-GAAP Measures."

(4)Performance at Threshold results in a 50% payout factor; performance below Threshold results in a 0% payout factor.
(5)Performance at Target results in a 100% payout factor.
(6)Performance at Maximum results in a 200% payout factor.

Financial Payout Factors
The percentage of each recipient's target shares that will ultimately be earned under the 2026 PSUs will be based on the average of the financial payout factors achieved for each fiscal year within the fiscal 2026-2028 performance period, subject to a market performance modifier. The table below sets forth the financial payout factors achieved under the 2026 PSUs based on our adjusted EBITDA margin and organic revenue performance for fiscal 2026.

Financial Payout Factors Achieved Under 2026 PSUs
Performance Period	Adjusted EBITDA Margin (50% Weighting)	Organic Revenue (50% Weighting)	Overall Payout Factor
Fiscal 2026	160.0%	152.0%	156.0%
Market Performance Modifier
As described above, the percentage of target shares earned under the 2026 PSUs is subject to a market performance modifier that can adjust award payouts upward or downward by up to 25 percentage points based on our TSR for the fiscal 2026-2028 performance period relative to other SPADE Defense Index companies. The table below sets forth the performance criteria for this modifier.

Market Performance Modifier for 2026 PSUs
Achievement Levels	FY26-28 Relative TSR Percentile Ranking	Adjustment to Award Payout(1)
Maximum	≥ 75th Percentile	+ 25 percentage points
High Target	55th Percentile	None
Low Target	50th Percentile	None
Threshold	≤ 25th Percentile	- 25 percentage points
(1)Adjustments for performance between the stated achievement levels are calculated using linear interpolation.

EXECUTIVE PERQUISITES
We provide our named executive officers with limited personal perquisites consistent with competitive market practices. On an annual basis in the second quarter of our fiscal year, we provide our executive officers with a $12,000 allowance for personal tax and financial planning. We offer a supplemental savings plan, our Deferred Compensation Matching Plan, to make up for benefits that otherwise would be unavailable due to Internal Revenue Service ("IRS") limits on tax-qualified retirement plans. We also maintain an employee relocation policy, offering different tiers of benefits based on job level, for employees who are requested to relocate their primary residence in connection with their employment.
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
We recently extended our employment agreement with Mr. Ballhaus to provide for an initial employment period though August 15, 2030, followed by automatic 12-month extensions of his employment absent prior notice of non-renewal by either party to the other. We have also entered into severance agreements with each of our other executive officers. These employment and severance agreements provide specified benefits to our executive officers in connection with certain terminations of employment. Our severance benefits are designed to be market competitive and do not include tax gross-ups. Consistent with market practice, these arrangements provide enhanced benefits in the event of a termination in connection with a change in control, which are designed to ensure that our executives entertain proposals that are in the best interests of our shareholders even when it may not be in their own personal best interest, thereby aligning the interests of the executives with those of our shareholders. For a further description of these severance agreements, see "Tabular Executive Compensation Disclosure — Potential Payments Upon Change in Control or Termination of Employment."
STOCK OWNERSHIP GUIDELINES
Our stock ownership guidelines reflect the Committee's belief that executives should accumulate a meaningful level of ownership in company stock to align their interests with those of our shareholders. The ownership guideline is equivalent in value to six times (6x) annual base salary for our Chief Executive Officer, four times (4x) annual base salary for our Chief Financial Officer and one and one-half times (1.5x) base salary for all other executives. The Committee reviews progress toward guideline achievement annually. Each covered executive is required to retain 50% of net shares (after payment of fees, taxes and exercise prices, if applicable) acquired upon the vesting of stock awards or the exercise of stock options until the guideline multiple of base salary is met. As of September 1, 2026, the record date for the 2026 annual meeting of shareholders, all of our named executive officers had satisfied their respective stock ownership guideline.
COMPENSATION CLAWBACK POLICY
Under our clawback policy, the Committee will, in all appropriate circumstances, require reimbursement of any compensation that, during or after the three most recently completed fiscal years, was granted, earned, or vested (1) based upon the attainment of a financial reporting measure in whole or in part, or (2) in connection with a time-based equity award, in each case to the extent that:
•we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws; and
•a smaller payment would have been made to the executive based upon the restated financial results.
RESTRICTIONS ON HEDGING, PLEDGING AND PREDICTION MARKET WAGERS
Our policies prohibit all executives, employees and non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge, offset, or are designed to hedge or offset, any decrease in the market value of company stock, including ownership of company stock in a brokerage margin account. In addition, no such person may place any wager on an event or a prediction market contract that relates to or depends on Mercury’s financial results or corporate actions.
COMPENSATION RISK ASSESSMENT
The Committee periodically reviews and discusses with management, management's assessment of whether risks arising from Mercury's compensation policies and practices for all employees, including executive officers, are reasonably likely to have a material adverse effect on the company. As part of the most recent assessment, the following were determined on a collective basis for Mercury and its subsidiaries:
•Our compensation programs consist of both fixed and variable components, as well as short- and long-term performance measures. Fixed compensation is in the form of base salary, which provides a steady income stream to our employees regardless of the performance of our business or stock price. Variable compensation (in the form of annual and long-term incentives) fluctuates based upon our performance against short- and long-term objectives or our stock price. This balanced mix of compensation is designed to motivate our employees, including our executive officers, to produce superior short- and long-term corporate performance without taking unnecessary or excessive risks.
•Our incentive compensation designs emphasize company profit, revenue and cash flow as key performance measures. We believe that our focus on these measures encourages a comprehensive approach to our overall performance and emphasizes consistent behavior across the organization.
•Payouts under our AIP and our PSUs are subject to maximum limits as a percentage of target awards. We believe this mitigates excessive risk taking by limiting potential windfalls for dramatically exceeding performance expectations.
•We prohibit all of our employees from engaging in short sales or pledges of company stock, buying or selling puts, calls, or other derivative securities related to company stock, or placing wagers relating to Mercury's financial results or corporate actions. These restrictions are intended to minimize the likelihood that our employees will become subject to personal incentives that are contrary to the long-term interests of Mercury and our shareholders.
•Our stock ownership guidelines policy is intended to align our executives' long-term interests with those of our shareholders and to encourage a long-term focus in managing the Company.
TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code ("IRC") generally disallows a tax deduction to publicly held companies (such as Mercury) for compensation paid to certain "covered employees" in excess of $1 million per covered employee in any year. Neither the Committee nor the full Board has adopted a formal policy regarding tax deductibility of compensation paid to the Company's executive officers. While the Committee carefully considers the net cost and value to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward the Company's executive officers in a manner that enhances the Company's ability to attract and retain individuals as well as to create longer term value for our shareholders. Thus, income tax deductibility is only one of several factors the Committee considers in making decisions regarding the Company's executive compensation program. The Committee may authorize compensation that might not be deductible, if the Committee determines that such compensation decision is in the best interest of the Company.
EQUITY GRANT TIMING AND PRACTICES
The Committee maintains an equity awards compensation policy, which provides that equity awards for employees are granted on predetermined dates on the 15th of the month or the next business day if the 15th is a weekend or holiday. Annual equity awards for employees are granted on August 15th or the next business day if the 15th is a weekend. These dates are set in advance and are not adjusted based on the timing of the release of material non-public information ("MNPI").
In determining the timing and terms of equity awards, the Committee does not consider whether the Company is about to release MNPI. The Committee does not time the public disclosure of MNPI for the purpose of affecting the value of executive compensation. Equity awards are approved based on long-term performance goals and market benchmarks and are intended to align executive interests with those of shareholders.
During fiscal year 2026, we did not grant stock options, stock appreciation rights, or similar equity awards to our named executive officers within the four business days before or one business day after the filing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed MNPI.
Under the terms of the Company's LTI plans, the exercise price of stock options or stock appreciation rights awarded under such plans may not be less than the fair market value of the underlying company stock on the date of grant. The Committee does not grant discounted stock options or stock appreciation rights, and our long-term equity incentive plans do not permit repricings of stock options or stock appreciation rights without shareholder approval.
When granting full-value LTI awards, such as RSUs or PSUs, the Company's practice is to convert the intended grant date target value of each award into a specific number of underlying shares based on the 30-day average closing price of our stock prior to the grant date. For stock options or stock appreciation rights, the Company's practice is to convert the intended grant date target value of the award into a specific number of underlying shares based on a black-scholes valuation of the shares as of the grant date.

REPORT OF THE HUMAN CAPITAL AND COMPENSATION COMMITTEE
No portion of this Human Capital and Compensation Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or filed under either the Securities Act or the Exchange Act.
The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Committee recommended to Mercury's Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Mercury's annual report on Form 10-K for the fiscal year ended July 3, 2026.
During fiscal 2026, Howard L. Lance, Orlando P. Carvalho, Lisa S. Disbrow and Scott Ostfeld served as members of the Committee.

By the Human Capital and Compensation Committee of
the Board of Directors of Mercury Systems, Inc.

Howard L. Lance, Committee Chair
Orlando P. Carvalho
Lisa S. Disbrow
Scott Ostfeld

TABULAR EXECUTIVE COMPENSATION DISCLOSURE
Summary Compensation Table
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, our Chief Financial Officer, our Chief Legal Officer and our Chief Human Resources Officer. These officers were our only executive officers during fiscal 2026 and are collectively referred to in this proxy statement as our "named executive officers."

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
William L. Ballhaus(6) Chairman, President and Chief Executive Officer	2026	$1,049,269	$—	$8,099,087	$—	$1,946,160	$36,532	$11,131,048
	2025	974,115	—	7,553,696	—	1,669,134	33,000	10,229,945
	2024	913,462	570,000	9,036,147	11,870,199	—	32,700	22,422,508
David E. Farnsworth(7) EVP and Chief Financial Officer	2026	495,588	—	2,093,937	—	674,470	34,388	3,298,383
	2025	459,865	—	3,088,461	—	577,150	33,105	4,158,581
	2024	415,385	398,000	4,674,584	—	—	34,846	5,522,815
Stuart H. Kupinsky(8) EVP, Chief Legal Officer and Corporate Secretary	2026	493,806	—	1,570,470	—	610,207	34,319	2,708,802
	2025	459,865	—	1,512,816	—	524,682	38,297	2,535,660
	2024	173,077	75,000	1,568,385	—	—	8,308	1,824,770
Steven V. Ratner(9) EVP and Chief Human Resources Officer	2026	480,363	—	1,439,583	—	593,596	37,056	2,550,598
	2025	447,347	—	1,420,679	—	510,400	32,185	2,410,611
	2024	434,317	175,100	728,296	—	—	33,163	1,370,876
(1)The fiscal 2026 salary amounts reported in this column are higher than the annualized base salary rates for fiscal 2026 that are disclosed for each executive in "Compensation Discussion and Analysis — Elements of Fiscal 2026 Target Pay – Base Salary" due to one extra bi-weekly pay period that occurred in fiscal 2026.
(2)Represents the aggregate grant date fair values of stock awards granted to our named executive officers. The amounts reported in this column do not reflect whether the named executive officer has actually realized a financial benefit from the related awards.
The grant date fair values of stock awards are computed in accordance with Accounting Standards Codification Topic 718 ("ASC Topic 718"). For a discussion of the assumptions and methodologies used to calculate the grant date fair value of stock awards in this proxy statement, please refer to Note B of the financial statements in our annual report on Form 10-K for the fiscal year ended July 3, 2026.
The grant date fair values of stock awards reported in this Summary Compensation Table and the other tables in the "Tabular Executive Compensation Disclosure" section of this proxy statement are different than the grant date target values for such awards that are reported in the Compensation Discussion and Analysis. The amounts that appear in the Compensation Discussion and Analysis reflect our practice of converting target values of stock awards into a number of shares underlying each award based on the average per share closing price of Mercury's common stock over the 30 days prior to the date of grant, while the amounts that appear in the Tabular Executive Compensation Disclosure section are calculated using the closing price of Mercury common stock only on the grant date itself. In addition, the grant date values ascribed to awards of PSUs discussed in the Compensation Discussion and Analysis assume that the target level of performance for these awards will be achieved, while the values reported for these awards in the Tabular Executive Compensation Disclosure section calculated using a Monte-Carlo simulation model. For a further discussion, see Note 3 below.
(3)The fiscal 2026 amounts reported for PSUs in this column reflect the grant date fair value of such awards based on a Monte-Carlo valuation of each award on the date of grant, determined under ASC Topic 718. The fiscal 2026 amounts included in this column for PSUs are: Mr. Ballhaus – $5,101,589; Mr. Farnsworth – $1,216,632; Mr. Kupinsky – $912,474; and Mr. Ratner – $836,415. If these PSUs had been valued as of the grant date assuming that the highest level of performance would be achieved, the amounts included for each named executive officer would have been as follows (reflecting, in each case, the number of shares issuable for maximum performance, multiplied by the per share closing price of our stock on the grant date): Mr. Ballhaus – $8,992,494; Mr. Farnsworth – $2,144,538; Mr. Kupinsky – $1,608,404; and Mr. Ratner – $1,474,337.

(4)The amounts reported in this column for fiscal 2026 represent payouts earned under our annual incentive plan (or AIP) based on our fiscal year performance. For a further discussion, see "Compensation Discussion and Analysis — Elements of Fiscal 2026 Target Pay – Annual Incentives."
(5)The table below shows the components of this column for fiscal 2026:

Name	Employer Contributions to 401(k) Plan(a)	Personal Tax and Financial Planning(b)	Employer Contributions to HSA(c)	Total All Other Compensation
William L. Ballhaus	$22,432	$12,000	$2,100	$36,532
David E. Farnsworth	22,388	12,000	—	34,388
Stuart Kupinsky	22,319	12,000	—	34,319
Steven V. Ratner	22,956	12,000	2,100	37,056
(a)Reflects company contributions credited to accounts of our named executive officers under the Mercury Employees Retirement Investment Trust, which is a tax-qualified, 401(k) defined contribution plan. Employer contributions vest in equal annual increments over the two-year period following the participant's date of hire or, if earlier, upon the applicable participant attaining the age of 55.
(b)Represents annual stipends paid in lump sum to each executive to support their retention of personal tax and financial planning advisory services.
(c)Represents company contributions credited to the named executive officer's health savings account.
(6)Mr. Ballhaus has served as a member of Mercury's Board of Directors since June 21, 2022. Mr. Ballhaus was appointed as our Interim President and Chief Executive Officer on June 25, 2023, Following the completion of a detailed search process, he was named as our President and Chief Executive Officer effective August 15, 2023, and as Chairman of our Board effective October 25, 2023.
(7)Mr. Farnsworth joined Mercury on July 17, 2023, as our Chief Financial Officer and Treasurer. He served in this capacity through October 25, 2023, and he has continued to serve as our Chief Financial Officer thereafter.
(8)Mr. Kupinsky joined Mercury on January 29, 2024.
(9)Mr. Ratner served as Senior Vice President and Chief Human Resources Officer until September 23, 2023, when he was promoted to the office of Executive Vice President and Chief Human Resources Officer.

Grants of Plan-Based Awards
The following table provides information regarding: (1) annual incentive plan awards and (2) PSU, RSU and stock option awards under the Mercury Systems, Inc. Amended and Restated 2018 Stock Incentive Plan. Except as set forth below, plan-based awards granted to the named executive officers in fiscal year 2026 were approved by the Human Capital and Compensation Committee (the "Committee"), or by the independent directors on our Board of Directors (in the case of all awards granted to our Chief Executive Officer) on the dates below.

Name				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
	Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William L. Ballhaus	AIP(1)	—	—	765,000	1,530,000	2,295,000					—
	PSU(2)(3)	8/15/25	7/23/25				16,853	67,410	151,673		5,101,589
	RSU(4)(5)	8/15/25	7/23/25							44,940	2,997,498

David E. Farnsworth	AIP(1)	—	—	265,122	530,244	795,366					—
	PSU(2)(3)	8/15/25	7/21/25				4,019	16,076	36,171		1,216,632
	RSU(4)(5)	8/15/25	7/21/25							13,153	877,305

Stuart H. Kupinsky	AIP(1)	—	—	239,862	479,723	719,585					—
	PSU(2)(3)	8/15/25	7/21/25				3,014	12,057	27,128		912,474
	RSU(4)(5)	8/15/25	7/21/25							9,865	657,996

Steven V. Ratner	AIP(1)	—	—	233,332	466,663	699,995					—
	PSU(2)(3)	8/15/25	7/21/25				2,763	11,052	24,867		836,415
	RSU(4)(5)	8/15/25	7/21/25							9,043	603,168

(1)Represents the cash payout opportunities under our AIP for fiscal 2026 that would be earned assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Committee for the performance measures under the plan. For a further discussion of the performance measures and payout opportunities for fiscal 2026, see "Compensation Discussion and Analysis – Elements of Fiscal 2026 Target Pay – Annual Incentives."
(2)Represents PSUs granted during fiscal 2026 that vest on the third anniversary following their grant date. The final number of shares of our common stock earned in respect of these awards will vary based upon Mercury's annual organic revenue and adjusted EBITDA margin results during the three-year fiscal performance period ending with fiscal year 2028 and is also subject to a modifier based on Mercury's TSR for the three-year performance period relative to the companies within the SPADE Defense Index. The amounts disclosed in the Estimated Future Payouts Under Equity Incentive Plan Awards columns for these awards represent the number of shares of our common stock that would be earned assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Committee in respect of each award, applying the lowest (- 25%), the mid-point (0%) and the highest (+ 25%) TSR modifiers to these achievements, respectively. Any shares earned under these awards will be distributed at the time of vesting. For a further discussion of these PSUs, see "Compensation Discussion and Analysis – Elements of Fiscal 2026 Target Pay – Long-Term Incentives – Performance Stock Units" and "Compensation Discussion and Analysis – Interim Performance Under Fiscal 2026 Performance Stock Units." See also "– Potential Payments Upon Change in Control or Termination of Employment" for a discussion concerning the effect of a change in control or termination of employment on these PSUs.
(3)The amount disclosed in the Grant Date Fair Value of Stock and Option Awards column for PSUs represents the grant date fair value of each award based on a Monte-Carlo valuation on the date of grant, determined under ASC Topic 718.
(4)RSUs granted in fiscal 2026 vest in equal annual increments over the three-year period following their grant date, and the distribution of shares underlying these awards will be made at the time of vesting.
(5)The amount disclosed in the Grant Date Fair Value of Stock and Option Awards column for RSUs represents the grant date fair value of each award based on the closing price of our stock on the grant date (or if not a trading day, on the most recent trading day prior to the grant date), in accordance with ASC Topic 718. For a further discussion of our RSUs, see "Compensation

Discussion and Analysis – Elements of Fiscal 2026 Target Pay – Long-Term Incentives – Restricted Stock Units." For a further discussion concerning the effect of a change in control or termination of employment on outstanding awards, see "– Potential Payments Upon Change in Control or Termination of Employment."

Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to holdings of exercisable and unexercisable stock options, and unvested RSUs and PSUs, held by the named executive officers at July 3, 2026.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
William L. Ballhaus	8/17/23	233,500	42.00	8/17/27	21,419	2,703,292	23,243	2,933,499
	8/17/23	233,500	43.00	8/17/27	82,034(5)	10,353,511
	8/17/23	233,500	46.00	8/17/28
	8/17/23	233,500	49.00	8/17/28
	8/15/24				34,502	4,354,497	232,893	29,393,426
	8/15/25				44,940	5,671,877	151,673	19,142,649

David E. Farnsworth	8/17/23				6,152	776,444	5,640	711,824
	8/17/23				13,672	1,725,543	10,254	1,294,157
	8/15/24				10,438	1,317,380	57,409	7,245,590
	4/15/25				14,870	1,876,743
	8/15/25				13,153	1,660,040	36,171	4,565,142

Stuart H. Kupinsky	2/15/24				7,433	938,119	6,814	859,995
	8/15/24				7,828	987,972	43,056	5,434,098
	8/15/25				9,865	1,245,062	27,128	3,423,825

Steven V. Ratner	8/17/23				2,871	362,349	2,632	332,185
	8/15/24				7,176	905,683	39,467	4,981,130
	8/15/25				9,043	1,141,317	24867(6)	3,138,464

(1)Represents stock options that, in each case, vest one year prior to the option expiration date reported in the table above.
(2)Except as set forth in Note 5 below, represents RSUs that vest in three equal annual increments commencing on the first anniversary following the grant date (or in the case of the RSUs granted on August 15, 2024, vest in annual increments of 50%, 25% and 25% over the three-year period following their grant date). For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see "– Potential Payments Upon Change in Control or Termination of Employment."
(3)The market value of each award is based on the $126.21 closing price of our common stock on July 2, 2026, the last trading day of our 2026 fiscal year, multiplied by the number of shares reported for the award.
(4)Represents PSUs that vest on the three-year anniversary following the grant date, subject to the applicable performance requirements of the awards. Consistent with SEC rules, (a) the number of shares reported for PSU awards granted on August 17, 2023 and February 15, 2024 reflects the Threshold level of performance because our actual performance through the end of fiscal 2026 under these awards was below the Threshold level of performance under these awards (which is based on performance over the three fiscal years ending in 2026) and (b) the number of shares reported for PSU awards granted on August 15, 2024 and August 15, 2025 reflects the Maximum level of performance because our actual performance through the end of fiscal 2026 under these awards exceeded the Target level of performance under these awards. For a discussion concerning the effect of a change in control or termination of employment on outstanding PSUs, see "– Potential Payments Upon Change in Control or Termination of Employment."
(5)Represents a new-hire matching award of RSUs granted to Mr. Ballhaus. These RSUs vested on August 17, 2026, following his satisfaction of the condition that he maintain ownership through that date of $1.5 million in Mercury common stock that he purchased on the open market on August 18, 2023.

Options Exercised and Stock Vested
The following table provides information regarding the vesting of RSUs and PSUs held by our named executive officers during fiscal 2026. No stock options were exercised by any of the named executive officers during fiscal 2026.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
William L. Ballhaus	90,428	6,031,548
David E. Farnsworth	48,137	3,350,609
Stuart H. Kupinsky	23,091	1,656,570
Steven V. Ratner	17,660	1,184,005
(1)The amounts reported in this column represent the gross number of shares of our common stock acquired upon the vesting of RSUs and PSUs, or subject to a deferred delivery obligation thereafter, without taking into account shares sold on behalf of the recipient to satisfy applicable tax withholding obligations.
(2)The amounts reported in this column are calculated based on the closing market price of our common stock on the applicable vesting dates.

Nonqualified Deferred Compensation
The following table provides information regarding contributions, earnings and balances for our named executive officers under our Deferred Compensation Matching Plan (the "DCMP") during fiscal 2026.

Name	Aggregate Balance at Fiscal 2025 Year End ($)	Executive Contributions in Fiscal 2026(1) ($)	Registrant Contributions in Fiscal 2026(2) ($)	Aggregate Earnings in Fiscal 2026(3) ($)	Aggregate Withdrawals/Distributions in Fiscal 2026 ($)	Aggregate Balance at Fiscal 2026 Year End ($)
William L. Ballhaus		$—	$—	$—	$—	$—
David E. Farnsworth		—	—	—	—	—
Stuart Kupinsky		—	—	—	—	—
Steven V. Ratner	4,081	39,872	35,231	27,336	—	106,520
(1)The DCMP allows eligible employees to defer up to 50% of their base salary and 100% of their annual incentive plan bonus that would have otherwise been paid to them during a calendar year for which they are enrolled. During fiscal 2026, Mr. Ratner contributed $9,248 of his base salary and $30,624 of his fiscal 2025 AIP bonus to the DCMP. These amounts are included in the Summary Compensation Table as part of the Salary column for fiscal 2026, and the Non-Equity Incentive Plan Compensation column for fiscal 2025, respectively.
(2)Represents matching awards for employee deferrals under the DCMP, which are calculated based on the value that would have been provided as employer matching contributions for these deferrals under our 401(k) plan absent applicable IRS limits. Matching awards for employee deferrals under the DCMP are made on an annual basis in the form of RSUs. These RSUs are immediately vested at the time they are credited to participants for their prior employee deferrals, with the delivery of the underlying shares being deferred until such times as the related employee deferrals are distributed to the employee. During fiscal 2026, Mr. Ratner was credited with matching RSU awards that had a value of $35,231 at the time of vesting. This amount is included in the Options Exercised and Stock Vested Table as part of the Stock Awards column for fiscal 2026.
(3)Represents the sum of (a) aggregate earnings during fiscal 2026 on employee deferrals under the DCMP, which are based on participant selections among investment options that generally mirror those available to participants in our 401(k) plan; and (b) aggregate returns during 2026 on vested but undelivered shares of company stock underlying matching RSU awards credited to DCMP participants. The amounts reported in this column are not considered above-market or preferential earnings and, accordingly, are not included in the Summary Compensation Table.

Potential Payments upon Change in Control
or Termination of Employment
Severance Arrangements; Effect of Termination of Employment upon Long-Term Incentive Awards
We have entered into employment and/or severance agreements with our executive officers that provide certain benefits in the event of a termination of employment by us without cause or by the executive officer for good reason. The terms of these agreements are described below.

Benefit	Standard Severance		Change in Control Severance(1)
	Chief Executive Officer	Other Named Executive Officers	Chief Executive Officer	Other Named Executive Officers
Qualifying Termination	Termination by company without cause (including in the case of the CEO, as a result of non-renewal of his employment agreement) or by executive officer for good reason		Termination by company without cause or by executive officer for good reason within three months prior to or 24 months following a Change in Control	Termination by company without cause or by executive officer for good reason within three months prior to or 18 months following a Change in Control
Cash Severance	•24 months of base salary continuation •Lump-sum payment of two times (2.0x) target bonus •Prorated payout of bonus for fiscal year in process, subject to full-year company performance	•12 months of base salary continuation •Lump-sum payment of target bonus ◦Prorated payout of bonus for fiscal year in process, subject to full-year company performance

Lump-sum payment equal to three times (3.0x) the sum of:

•annual base salary; and

•target bonus

Prorated payout of bonus for fiscal year in process, credited at greater of target or actual performance to date
Lump-sum payment equal to two times (2.0x) the sum of: •annual base salary; and •target bonus Prorated target bonus for the fiscal year in which termination occurs
Outplacement	Up to $45,000 in services	Up to $30,000 in services	Up to $45,000 in services
Subsidized medical benefits at same cost as similarly situated active employees	Up to 24 months of coverage	Up to 12 months of coverage	Up to 24 months of coverage	Up to 18 months of coverage
Accelerated Equity Vesting

•Twenty-four months of additional vesting with respect to time-based awards, including stock option awards(2)

•Prorated vesting with respect to performance based awards, with payouts subject to actual performance for the full performance period(3)
•One additional year of vesting with respect to RSUs •Prorated vesting with respect to PSUs, with payouts subject to actual performance for the full performance period(3)(4)

•Full acceleration of outstanding long-term incentive awards

•PSU payouts will be based actual performance through the date of the change in control (or in the case of the CEO, through the date of termination), which shall be deemed to be no less than the target level of performance if the change in control occurs prior to the end of the applicable performance period(3)

(1)A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 30% or more of our outstanding common stock.
(2)With respect to the CEO's new hire matching awards granted on August 17, 2023, in the form of RSUs, all such awards will vest in the event of a termination by the Company without cause or by the CEO for good reason. For a further discussion, see Note 5 to the "Outstanding Equity Awards at Fiscal Year-End" table.

(3)The RSUs granted to Mr. Farnsworth on April 15, 202,5 in connection with the expansion of his role following the resignation of our former Chief Operating Officer, and on August 15, 2025, as part of his annual compensation for fiscal 2026, vest in equal annual increments over the three-year period following the grant date. However, in the event that Mr. Farnsworth retires from Mercury on or after August 28, 2026, these RSUs will be deemed fully vested, with the underlying shares continuing to be distributed annually based on the original distribution schedule.
In the event of an executive officer's death or disability, any unvested portion of an LTI award previously granted to the executive officer will immediately vest, with achievements under PSUs being assessed based on actual performance through the end of the most recently completed fiscal quarter prior to the date of death or disability (or in the case of the CEO, through the full performance period). In the event of any other termination not otherwise described above, any unvested LTI awards held by the executive officer at the time of termination will immediately be forfeited.
Payments Upon Change in Control or Termination of Employment
The following table quantifies the payments under our severance arrangements and LTI awards that would be made by us to, or on behalf of, our named executive officers assuming the termination of their employment, under the circumstances described in the table, on July 3, 2026, which is the last business day of our 2026 fiscal year. Payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are not included in this table.

		Circumstances of Termination
Name	Benefit(1)	By Mercury Without Cause or By Executive for Good Reason	In Connection With Change in Control(2)	Death/Disability
William L. Ballhaus	Cash Severance	$7,046,160	$9,596,160	$—
	Outplacement(3)	45,000	45,000	—
	Medical Benefits(4)	48,165	48,165	—
	Accelerated Equity Vesting(5)	111,713,385	138,711,555	138,711,555
	Total	118,852,710	148,400,880	138,711,555

David E. Farnsworth	Cash Severance	1,686,754	2,699,038	—
	Outplacement(3)	30,000	45,000	—
	Medical Benefits(4)	—	—	—
	Accelerated Equity Vesting(5)	11,934,903	18,290,101	18,290,101
	Total	13,651,657	21,034,139	18,290,101

Stuart H. Kupinsky	Cash Severance	1,569,653	2,529,099	—
	Outplacement(3)	30,000	45,000	—
	Medical Benefits(4)	22,859	34,288	—
	Accelerated Equity Vesting(5)	5,447,736	10,742,490	10,742,490
	Total	7,070,248	13,350,877	10,742,490

Steven V. Ratner	Cash Severance	1,526,922	2,460,248	—
	Outplacement(3)	30,000	45,000	—
	Medical Benefits(4)	15,903	23,855	—
	Accelerated Equity Vesting(5)	4,197,032	8,904,494	8,904,494
	Total	5,769,857	11,433,597	8,904,494

(1)Receipt of the benefits set forth in this table, other than in the event of the executive officer's death or disability, is conditioned upon the executive officer's execution of a customary release of all claims against Mercury.
(2)The benefits reported in this column are payable only in the event the executive officer's employment is terminated by the Company without cause, or by the executive officer for good reason, within a specified time period in respect of a change in control. For a further discussion, see "— Severance Arrangements; Effect of Termination of Employment upon Long-Term Incentive Awards." In the event that the payments reported in this column, when aggregated with all other change in control payments, would subject the named executive officer to an excise tax under IRS regulations, these payments would be reduced to the highest amount for which no excise tax would be due, but only if the reduced amount is greater than the unreduced amount net of the excise tax.
The occurrence of a change in control has no immediate effect on the vesting of RSUs or PSUs; however, any PSUs outstanding at the time of a change in control would be automatically converted at that time to RSUs covering a number of shares based on the actual performance achieved under the PSUs through the date of the change in control (which would be deemed to be no less than the target level of performance). These new RSUs would be subject to the same remaining vesting schedule as the PSUs being converted. The specific values reported in this column assume that both the change in control and the termination of employment occurred on July 3, 2026.
(3)The outplacement benefit reported in this table reflects the maximum amount payable for such services in connection with the circumstances of the applicable termination event.
(4)Medical benefits are based on the monthly rate for premiums payable by the Company to provide the named executive officer (and their covered dependents, as applicable) with medical, dental and vision coverage based on their respective enrollment elections as of the date of termination, together with an additional COBRA coverage administrative fee that would be borne by the Company.
(5)The value reported for accelerated equity vesting reflects the unvested number of shares underlying outstanding awards on the date of termination, multiplied by the closing price of our common stock on the date of termination. The value reported for the accelerated vesting of PSUs is based on our actual financial and market performance under the awards through July 3, 2026, and assumes financial performance at target levels for any remaining fiscal years under the applicable PSU performance periods.

CEO Pay Ratio
We are providing the following information about the ratio for fiscal 2026 of our CEO's total compensation to the total compensation of our median compensated employee (our "CEO pay ratio") pursuant to the SEC's guidance under Item 402(u) of Regulation S-K. The CEO pay ratio disclosed below represents a reasonable, good faith estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below.
We identified our median employee using our employee population as of April 1, 2024. As permitted by the SEC's pay ratio rules, we used the same median employee to calculate our fiscal 2026 pay ratio that we used to calculate our fiscal 2024 pay ratio, as we believe that there have been no changes in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. See our 2024 proxy statement for information regarding the process we utilized to identify our "median employee."
–Our CEO's total annual compensation for fiscal 2026, calculated pursuant to SEC rules, is $11,131,048.
–Our median employee's total annual compensation for fiscal 2026, calculated pursuant to SEC rules, is $122,043.
–The resulting CEO pay ratio for fiscal 2026 is approximately 91:1.
The SEC rules for identifying the median compensated employee and calculating the CEO pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the CEO pay ratio reported by other companies, including in our own industry, may not be comparable to the CEO pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own CEO pay ratios.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K (the "PVP Rules"), the following sets forth information regarding an amount referred to as "compensation actually paid" (or "CAP") to our current CEO, William L. Ballhaus, and to our former CEO, Mark Aslett, who collectively served as our principal executive officers (or “PEOs”) during our five most recently completed fiscal years, and to our named executive officers other than the PEOs during this this period (our "Other NEOs") whose compensation is reported either in our Summary Compensation Table in this proxy statement, or in the Summary Compensation Tables that appear in our prior proxy statements that report on executive compensation during the covered period.
Our Summary Compensation Tables disclose the total compensation paid to our PEOs and Other NEOs during the reported fiscal years, including the grant date fair value of stock-based awards granted during each fiscal year. As detailed further below, CAP for our PEOs and Other NEOs is calculated by replacing the value of these stock-based awards with an amount that reflects annual changes in the fair value of stock awards granted or held by the covered officer, including for each covered fiscal year:
◦Grants of LTI Awards: the year-end fair value of the awards granted in the covered fiscal year that remain outstanding and unvested as of the end of the year;
◦Vestings of LTI Awards: the change in fair value from the end of the prior fiscal year to the vesting date with respect to any awards granted in prior years that vested in the covered fiscal year;
◦Forfeitures of LTI Awards: the loss in fair value as of the end of the prior fiscal year with respect to any awards granted in prior years that were forfeited in the covered fiscal year; and
◦Prior LTI Awards that Remain Outstanding: the change in fair value from the end of the prior fiscal year to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year.
Accordingly, a substantial portion of the amounts reported as CAP for the fiscal years indicated relate to unvested awards that are contingent upon unsatisfied service and performance requirements and that remain subject to stock price fluctuation. For a discussion of the amounts actually realized by our named executive officers upon the vesting of stock awards during fiscal 2026, see "— Options Exercised and Stock Vested."
The "Compensation Discussion and Analysis" section of this proxy statement sets forth the factors considered by the Human Capital and Compensation Committee (and with respect to our CEO, the independent directors on the Board) when reviewing and setting the compensation of our named executive officers for fiscal 2026. The amounts reported below as CAP, which are disclosed in accordance with the PVP rules, were not considered as part of this process.

Fiscal Year							Value of Initial Fixed $100 Investment Based on:		Net Income(4)	Adjusted EBITDA(4)(5)
	Summary Compensation Table Total for Current PEO(1)	CAP to Current PEO(1)(2)	Summary Compensation Table Total for Former PEO(1)	CAP to Former PEO(1)(2)	Average Summary Compensation Table Total for Other NEOs(1)	Average CAP to Other NEOs(1)(2)	Company Total Shareholder Return(3)	SPADE Defense Index Total Shareholder Return(3)
2026	$11,131,048	$109,228,001	$—	$—	$2,852,594	$10,750,131	$191.06	$241.06	$(29.7)	$150.2
2025	10,229,945	29,935,050	—	—	3,016,828	2,848,525	80.85	186.58	(37.9)	119.4
2024	22,422,508	12,414,985	—	—	2,663,671	1,306,384	40.86	136.19	(137.6)	9.4
2023	255,967	92,270	836,533	(22,242,077)	813,657	(1,656,080)	52.38	112.00	(28.3)	132.3
2022	—	—	18,859,871	22,797,417	4,959,848	7,195,351	97.00	93.80	11.3	200.5

(1)    The PEOs and Other NEOs whose compensation is reported in the table above include the current and former officers disclosed in the table below.

Fiscal Year
Covered Officer or Group	Name	NEO Title as of Current or Most Recent Proxy Statement	2026	2025	2024	2023	2022
Current PEO	William L. Ballhaus	Chairman, President, and Chief Executive Officer	X	X	X	X
Former PEO	Mark Aslett	Former President and Chief Executive Officer				X	X
Current Employees:
Other NEOs	David E. Farnsworth	EVP, Chief Financial Officer	X	X	X
	Stuart H. Kupinsky	EVP, Chief Legal Officer, and Corporate Secretary	X	X	X
	Steven V. Ratner	EVP, Chief Human Resources Officer	X	X	X
Former Employees:
	Charles R. Wells, IV	Former EVP, Chief Operating Officer		X	X	X	X
	Christopher C. Cambria	Former EVP, General Counsel, and Secretary			X
	Allen Couture	Former EVP, Execution Excellence			X
	Michele M. McCarthy	Former SVP, Chief Accounting Officer, Interim Chief Financial Officer and Interim Treasurer			X	X
	Christine Harbison	Former EVP, Chief Growth Officer				X
	Michael D. Ruppert	Former EVP, Chief Financial Officer and Treasurer				X	X
	James M. Stevison	Former EVP, President of Mission Systems				X	X
	Thomas Huber	Former EVP, Chief Transformation Officer					X
(2)    CAP reflects the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted in accordance with the table below.

Covered Officer or Group	Fiscal Year	Summary Compensation Table Total	Deduction of Stock Awards Included in Summary Compensation Table Total	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year	Fair Value at End of Prior Fiscal Year of Equity Awards Forfeited in Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Fiscal Year	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Fiscal Year	Compensation Actually Paid
Current PEO	2026	$11,131,048	$(8,099,087)	$21,343,772	$84,109,038	$—	$—	$743,230	$109,228,001
	2025	10,229,945	(7,553,696)	12,380,380	14,597,592	—	—	280,829	29,935,050
	2024	22,422,508	(20,906,346)	10,905,058	—	—	—	(6,235)	12,414,985
	2023	255,967	(190,967)	137,530	(55,394)	—	—	(54,866)	92,270
Former PEO	2023	836,533	—	—	—	(21,075,879)	—	(2,002,731)	(22,242,077)
	2022	18,859,871	(16,981,781)	21,054,950	671,932	—	—	(807,555)	22,797,417
Other NEOs (group average)	2026	2,852,594	(1,701,330)	4,385,464	4,849,683	—	—	363,720	10,750,131
	2025	3,016,828	(2,145,561)	2,292,775	(203,578)	(246,427)	—	134,488	2,848,525
	2024	2,663,671	(1,776,823)	887,740	(319,226)	(170,680)	41,529	(19,827)	1,306,384
	2023	813,657	(361,958)	277,383	(875,095)	(1,313,428)	—	(196,639)	(1,656,080)
	2022	4,959,848	(2,745,023)	4,992,208	54,101	—	—	(65,783)	7,195,351
(3)    Total shareholder returns (TSRs) are based on an initial $100 investment in each of Mercury common stock and the SPADE Defense Index, measured on a cumulative basis from July 2, 2021, through the last trading day of each covered fiscal year. We use the SPADE Defense Index both as a performance modifier under our PSUs granted in fiscal 2026 and in the stock performance graph required by Item 201(e) of Regulation S-K included in our annual report to shareholders.
(4)    Amounts reported in millions.
(5)    We have designated adjusted EBITDA as our Company-Selected Measure under the PVP Rules. Adjusted EBITDA is the principal financial measure used under our AIP for fiscal 2026 to align annual payouts with performance. Adjusted EBITDA is a non-GAAP financial measure that excludes the effects of pre-established categories of items that the Human Capital and Compensation Committee believes are not reflective of operating performance. These categories are identical to the adjustments that we use for the external reporting of our adjusted EBITDA results in our periodic earnings releases. For a further discussion, see "Compensation Discussion and Analysis—Elements of Fiscal 2026 Target Pay—Annual Incentives" and "Appendix A: Reconciliation of Non-GAAP Measures." The Committee does not consider the calculation of CAP as part of its executive compensation determinations; accordingly, the Committee does not actually use any financial performance measure specifically to link CAP to Company performance.
Most Important Financial Measures Used to Link Compensation with Performance
The table below provides an unranked list of the financial measures that we consider to have been the most important for fiscal 2026 in linking the compensation of our PEOs and Other NEOs to our performance. For a further discussion of how these measures are used to align payouts with performance, see "Compensation Discussion and Analysis—Elements of Fiscal 2026 Target Pay—Annual Incentives," "Compensation Discussion and Analysis—Elements of Fiscal 2026 Target Pay—Long-Term Incentives," and "Appendix A: Reconciliation of Non-GAAP Measures." The Committee does not consider the calculation of CAP as part of its executive compensation determinations; accordingly, the Committee does not actually use any financial performance measure specifically to link CAP to Company performance.

Most Important Financial Performance Measures for Fiscal 2026
Adjusted EBITDA	Revenue	Adjusted Free Cash Flow
Three-Year Adjusted EBITDA Margin	Three-Year Revenue Growth

Relationships Between CAP and Selected Performance Measures
The following chart illustrates the relationship between the Combined CAP for our PEOs, the Average CAP for Other NEOs and the total shareholder returns set forth in the Pay Versus Performance Table for our five most recently completed fiscal years.

The following chart illustrates the relationship between the Combined CAP for our PEOs, the Average CAP for Other NEOs and our net income results as set forth in the Pay Versus Performance Table for our five most recently completed fiscal years.

The following chart illustrates the relationship between the Combined CAP for our PEOs, the Average CAP for Other NEOs and our Adjusted EBITDA results as set forth in the Pay Versus Performance Table for our five most recently completed fiscal years.

REPORT OF THE AUDIT COMMITTEE
No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or filed under either the Securities Act or the Exchange Act.
The Mercury Systems, Inc. (the "Company") Board of Directors appointed us as an Audit Committee to oversee the Company's accounting and financial reporting processes on behalf of the Board of Directors, including review of the Company's consolidated financial statements, its system of internal controls, and the independence and performance of its internal auditor and independent registered public accounting firm. As an Audit Committee, we select the independent registered public accounting firm. The Audit Committee has robust policies and procedures in place for selecting and monitoring the independent registered public accounting firm and its independence, including: an annual evaluation process; review of auditor and team member qualifications; rotation of lead engagement and concurring partners every five years; hiring restrictions for auditor employees; pre-approval of non-audit services; review of results from internal quality reviews, peer reviews, and Public Company Accounting Oversight Board ("PCAOB") inspections; and private meetings between the Audit Committee and the independent registered public accounting firm throughout the year.
We are governed by a written charter adopted by the Audit Committee and our Board of Directors, which is available through the Investor Relations page of the Company's website at www.mrcy.com.
The Audit Committee consisted of four members, Mr. Nearhos and Mses. Bua, Disbrow, and Plunkett, all non-employee directors during their service on the Committee. All of the members served on the Committee for the full fiscal year ended July 3, 2026. None of the members of the Audit Committee was an officer or employee of the Company during their service on the Committee, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Exchange Act. Mr. Nearhos and Mses. Bua and Disbrow are "audit committee financial experts" and Ms. Plunkett is "financially literate" as such terms are defined under SEC rules.
The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by the Company's management and the independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, the independent registered public accounting firm for the Company's fiscal year ended July 3, 2026, the overall scope and plans for their audit of the consolidated financial statements for the fiscal year ended July 3, 2026. At the end of each quarter and financial year, we have met with the Company's independent registered public accounting firm, KPMG LLP, with and without the Company's management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 3, 2026, with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended July 3, 2026, filed with the SEC, on its assessment of the effectiveness of the Company's internal control over financial reporting, as well as the Reports of the Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to KPMG's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in the Company's fiscal year ending July 2, 2027.
We discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the PCAOB, including a discussion of the Company's accounting principles, the application of those principles, and the other matters required to be discussed with Audit Committees under generally accepted auditing standards.
We have reviewed the permitted services under rules of the SEC as currently in effect and discussed with KPMG their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also noted that the only fees they received were for audit or audit-related services.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended July 3, 2026, be included in the Annual Report on Form 10-K for the fiscal year ended July 3, 2026.
By the Audit Committee of the Board of Directors of Mercury Systems, Inc.
Barry R. Nearhos, Chair
Jean Bua
Lisa S. Disbrow
Debora A. Plunkett

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending July 2, 2027. KPMG served as our independent registered public accounting firm for the fiscal years ended July 3, 2026, and June 27, 2025. A representative of KPMG is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.
What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?
The aggregate fees for professional services rendered to us by KPMG, our independent registered public accounting firm, for the fiscal years ended July 3, 2026 (fiscal 2026) and June 27, 2025 (fiscal 2025) were as follows:

	Fiscal 2026	Fiscal 2025
Audit Fees	$2,951,600	$2,712,200
Audit-Related Fees	108,600	6,400
Tax Fees	—	—
All Other Fees	—	—
	$3,060,200	$2,723,600
Audit fees for fiscal years 2026 and 2025 represent the aggregate fees billed for professional services provided by our independent registered public accounting firm for the audits of our consolidated financial statements and our internal control over financial reporting, reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q, as well as the statutory review of a foreign subsidiary, and for consents issued relating to registration statements in each fiscal year.
Audit-related fees consist of preliminary pre-implementation assessment procedures over one of the Company's enterprise resource planning software implementations.
What is the Audit Committee's pre-approval policy?
The Audit Committee pre-approves all auditing services and non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.
In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Chair of the Committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the Committee Chair pursuant to the above-described delegation of authority may not exceed $100,000, and the Committee Chair is required to report any such approvals to the full Committee at its next scheduled meeting.
For fiscal years 2026 and 2025, 100% of all fees were approved by the Audit Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors, and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, we believe that during the fiscal year ended July 3, 2026, all Section 16(a) filing requirements applicable to our officers, directors, and beneficial owners of greater than 10% of our common stock were satisfied.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single    proxy statement and annual report addressed    to those shareholders. This process,    which is    commonly referred to as householding, potentially means extra convenience for shareholders and cost savings for companies. We have not     implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be householding our proxy materials. If a shareholder receives a householding notification from his, her, or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker    that they    will be householding communications to your address, householding will continue until you are notified otherwise.
Shareholders who currently receive    multiple    copies of the proxy materials at their address     and would like to request householding of their communications should contact their broker. In addition, if any shareholder that receives a householding notification wishes to receive a separate annual report and proxy statement at his, her, or its address, such shareholder should also contact his, her, or its broker directly.
SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in our proxy statement relating to the 2027 Annual Meeting of Shareholders must be received at our principal executive offices on or before May 20, 2027. Such proposals must meet the requirements of Rule 14a-8 to be eligible for inclusion in our proxy statement. In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2027 Annual Meeting, notice of them, whether or not they are included in our proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary no earlier than June 30, 2027, and no later than July 30, 2027. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
In addition to satisfying the advance notice requirements under our by-laws, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than August 29, 2027 (or, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date, no later than the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made). Note that the advance notice deadlines set forth in our by-laws remain earlier than the baseline date provided by Rule 14a-19, and shareholders must comply with the timely notice provisions of our by-laws to nominate directors.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.
OTHER MATTERS
We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

Appendix A
Reconciliation of Non-GAAP Measures
The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third-party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:
•Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.
•Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of the Company's operations.
•Income taxes. The Company's GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.
•Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.
•Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.
•Restructuring and other charges. The Company incurs restructuring and other charges in connection with management's decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company's adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.
•Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.
•Acquisition, financing and other third-party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third-party advisory fees. The Company may also incur third-party costs, such as legal, banking, communications, proxy solicitation, and other third-party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.
•Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company's income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.
•Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.
•Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash-based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company's shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.
Below is a reconciliation between adjusted EBITDA and the most comparable GAAP financial measure, net income.

(in millions)	Fiscal 2024	Fiscal 2025	Fiscal 2026
Net loss	$(137.6)	$(37.9)	$(29.7)
Other non-operating adjustments, net	(0.6)	(7.7)	3.0
Interest expense, net	33.8	29.8	21.9
Income tax benefit	(51.6)	(12.5)	0.8
Depreciation	40.4	39.2	33.8
Amortization of intangible assets	47.7	42.8	38.9
Restructuring and other charges	26.2	7.2	5.9
Impairment of long-lived assets	—	—	—
Acquisition, financing and other third-party costs	4.4	6.6	4.5
Fair value adjustments from purchase accounting	0.7	0.6	0.5
Litigation and settlement expense, net	4.9	13.0	13.5
Stock-based and other non-cash compensation expense	41.3	38.3	57.1
Adjusted EBITDA	$9.4	$119.4	$150.2
Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.
Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.
The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

(in millions)	Fiscal 2025	Fiscal 2026
Net cash provided by operating activities	$138.9	$102.4
Purchases of property and equipment	(19.8)	(34.3)
Free cash flow	$119.0	$68.1

Organic revenue is a non-GAAP measure for reporting the financial performance of the Company’s business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). All revenue within fiscal 2024, 2025, and 2026 was organic revenue.

Shaping the Future of Aerospace and Defense Technology

Redefining what's possible in signal and data processing with full sensor chain expertise.

Mercury Systems – Innovation That Matters®

Mercury Systems is a global leader in aerospace and defense electronics, providing breakthrough capabilities in signal and data processing. With a four-decade legacy of innovation that spans silicon to systems and RF front ends to effectors, Mercury accelerates commercial technology adoption to deliver powerful and secure mission-critical processing solutions to the edge. Mercury is headquartered in Andover, Massachusetts, and has multiple locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)

mrcy.com

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Important Notice Regarding the Availability of Proxy Materials for the Mercury Systems, Inc. Shareholder Meeting to be Held on October 28, 2026.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Report to Shareholders and Proxy Statement are available at:

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Shareholder Meeting Notice

Mercury Systems, Inc. Annual Meeting of Shareholders will be held on Wednesday, October 28, 2026 at 10:00 a.m. local time at 50 Minuteman Road, Andover, MA 01810.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. To elect three Class II directors nominated by the Board of Directors, each to serve for a three-year term, and in each case until their successors have been duly elected and qualified.
   01 - Jean Bua
   02 - Gerard J. DeMuro
   03 - Scott Ostfeld
2. To approve, on an advisory basis, the compensation of our named executive officers.
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Nominee	For	Withhold
01 - Jean Bua	☐	☐
02 - Gerard J. DeMuro	☐	☐
03 - Scott Ostfeld	☐	☐

Proposal	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Mercury Systems, Inc.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Ballhaus, David E. Farnsworth, and Stuart H. Kupinsky, and each of them singly, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Mercury Systems, Inc. to be held on October 28, 2026 at 10:00 a.m., local time, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon the proposals set forth on the reverse side of this proxy card.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice or the Annual Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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